UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

BofI HOLDING, INC.

(Name of Registrant as Specified in Its Charter)

 N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BOFI HOLDING, INC.
September 19, 2012
Dear Stockholders:
On behalf of the Board of Directors and management of BofI Holding, Inc. (the “Company”), you are cordially invited to attend the Annual Meeting of Stockholders of the Company (“Annual Meeting”). The Annual Meeting will be held on Thursday, November 8, 2012 at 11:00 AM at our corporate headquarters located at 4350 La Jolla Village Dr., Conference Center, Suite 250, San Diego, California 92122.
The attached Notice of Annual Meeting and Proxy Statement describe in detail the matters to be acted on at the meeting. An important part of the Annual Meeting is the stockholder vote on corporate business items. We also will discuss the operations of the Company and its wholly owned subsidiary, BOFI Federal Bank (the “Bank”).
Your participation in Company activities is important and we encourage you to attend the meeting in person if it is convenient to do so. Whether or not you plan to attend the meeting, please be sure to complete, sign, date and return the enclosed proxy card in the accompanying postage-paid reply envelope, so that your shares may be voted in accordance with your wishes. Returning the enclosed proxy will not prevent you from voting in person if you choose to attend the Annual Meeting.
On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued support.

Sincerely,

Gregory Garrabrants President and Chief Executive Officer

BOFI HOLDING, INC.
12777 High Bluff Drive, Suite 100
San Diego, CA 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 8, 2012
NOTICE TO THE STOCKHOLDERS OF BOFI HOLDING, INC.
Notice is hereby given that the 2012 Annual Meeting of Stockholders of BofI Holding, Inc. will be held at our corporate headquarters at 4350 La Jolla Village Dr., Conference Center, Suite 250, San Diego, California 92122, on Thursday, November 8, 2012 at 11:00 AM, Pacific Time, for the following purposes:
Item 1. To elect three Class II directors, each to hold office for a three-year term and until a successor is elected and qualified;
Item 2. To ratify the selection of Crowe Horwath LLP as the Company’s independent accountants for fiscal year 2013; and
Item 3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors has fixed the close of business on September 10, 2012 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By order of the Board of Directors,

September 19, 2012	Gregory Garrabrants
President and Chief Executive Officer
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU SHOULD COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. RETURNING THE ENCLOSED PROXY WILL ENSURE THAT YOUR VOTE WILL BE COUNTED AND IT WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING.

i

BOFI HOLDING, INC.
12777 High Bluff Drive, Suite 100
San Diego, CA 92130

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 11:00 AM Pacific Time, November 8, 2012

INTRODUCTION
This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of BofI Holding, Inc., a Delaware corporation (the “Board of Directors” or the “Board” and the “Company”, respectively), for use at the 2012 Annual Meeting of Stockholders, which will be held on Thursday, November 8, 2012, at 11:00 AM, Pacific Time, at our corporate headquarters at 4350 La Jolla Village Dr., Conference Center, Suite 250, San Diego, California 92122, and at any adjournment or postponement thereof (the “Annual Meeting”). The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and any additional material that may be furnished to stockholders. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about September 19, 2012.
YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE BY COMPLETING, SIGNING AND DATING THE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
Some stockholders may have their shares registered in different names or hold shares in different capacities. For example, a stockholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. In that event, you will receive multiple copies of this Proxy Statement and multiple proxy cards. If you want all of your votes to be counted, please be sure to sign, date and return all of those proxy cards.
Who is entitled to vote?
Only stockholders on the records of the Company at the close of business on September 10, 2012, the “record date”, may vote at the 2012 Annual Meeting, either in person or by proxy. As of the record date, we had 11,585,586 shares of our common stock outstanding and entitled to be voted. Each share of common stock entitles its holder to one vote.
What constitutes a quorum?
Our Bylaws require that a quorum – that is, the holders of a majority of all of the shares of our common stock entitled to vote at the Annual Meeting – be present, in person or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).

How do I vote by proxy before the meeting?
Before the meeting, you may vote your shares in one of the following three ways if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A.

•	By Internet at www.envisionreports.com/BOFI;

•	By telephone from the USA, US territories and Canada any time on a touch tone telephone call toll free 1-800-652-VOTE (8683); or

•	By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided.
Please refer to the proxy card for further instructions on voting via the Internet and by telephone.
Please follow the directions on your proxy card carefully. If your shares are held in a brokerage account in the name of a broker or other nominee (this is called “street name”), then you are the beneficial owner of the shares and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. You have the right to direct your broker on how to vote the shares in your account, and your ability to vote by telephone or via the Internet depends on the voting procedures used by your broker. You may receive a separate voting instruction form with this proxy statement, or you may need to contact your broker or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.
May I vote my shares in person at the meeting?
Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the meeting, we encourage you to vote your shares by proxy before the meeting. Please note that if your shares are held in “street name” and you wish to vote at the meeting, you will not be permitted to do so unless you first obtain a legal proxy issued in your name from the broker, bank or nominee that holds your shares.
How can I revoke my proxy?
If you are a registered owner and have sent in your proxy, you may change your vote by revoking your proxy by means of any one of the following actions which, to be effective, must be taken before your proxy is voted at the Annual Meeting:

•
Sending a written notice to revoke your proxy to the Secretary of the Company at 4350 La Jolla Village Dr., Suite 140, San Diego, CA 92122. To be effective, the Company must receive the notice of revocation before the Annual Meeting commences.

•
Transmitting a proxy by mail at a later date than your prior proxy. To be effective, the Company must receive the later dated proxy before the Annual Meeting commences. If you fail to date or to sign that later proxy, however, it will not be treated as a revocation of an earlier dated proxy.

•	Attending the Annual Meeting and voting in person or by proxy in a manner different than the instructions contained in your earlier proxy.

How many votes do I have?
Each share is entitled to one vote. In order to vote, you must either designate a proxy to vote on your behalf, or attend the Annual Meeting and vote your shares in person. The Board of Directors requests that you submit your proxy so that your shares will count toward a quorum and be voted at the Annual Meeting.
How will the Board vote my proxy?
A properly executed proxy received by us prior to the Annual Meeting, and not revoked, will be voted as directed by the stockholder on that proxy. If a stockholder provides no specific direction, the shares will be voted as follows:

•	FOR the election of the directors nominated by the Board (Item 1), and

•	FOR the ratification of the selection of Crowe Horwath LLP as the Company’s independent auditors for fiscal year 2013 (Item 2).
With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
What vote is required to approve each item?
Election of Directors. Assuming a quorum of the stockholders is present in person or by proxy at the Annual Meeting, a plurality of the votes cast is required for the election of directors. As a result, the three nominees who receive the highest number of votes cast will be elected as Class II directors. Proxies received but marked as abstentions, withheld votes and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. Abstentions include shares present in person but not voting and shares represented by proxy but with respect to which the holder has abstained from voting. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.
Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Because abstentions represent shares entitled to vote on any matter presented for stockholder approval, the effect of an abstention will be the same as a vote against a proposal.

Effect of Broker Non-Votes. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
Can I exercise rights of appraisal or other dissenters’ rights?
No. Under Delaware law, holders of our voting stock are not entitled to demand appraisal of their shares or exercise similar rights of dissenters as a result of the approval of any of the proposals to be presented at the annual meeting.

ITEM 1. ELECTION OF DIRECTORS
Board Nominees - 2012
Three Class II directors will be elected at the Annual Meeting, each to hold office for a three-year term expiring at the 2015 Annual Meeting of Stockholders or until a successor is elected and qualified. The Board of Directors has nominated the three persons named below for election to the Board. Unless otherwise instructed, the proxy holders named in the enclosed proxy intend to vote the proxies received by them for the election of these nominees. If, prior to the Annual Meeting, any nominee of the Board of Directors becomes unable to serve as a director, the proxy holders will vote the proxies received by them for the election of a substitute nominee selected by the Board of Directors.
Vote Required and Recommendation of the Board of Directors
If a quorum is present and voting, the three Class II nominees receiving the highest number of votes will be elected to the Board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.
Director Nominees
The following provides information regarding each of the nominees selected by the Board for election to the Company’s Board of Directors at the 2012 Annual Meeting, including their age and the year in which they first became a director of the Company, their business experience, the name of publicly-held companies (other than the Company) where they currently serve as a director or served as a director during the past five years, if any, and additional information about the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that such person should serve as a director for the Company:
Class II Directors – Terms to expire in 2015
Jerry F. Englert. Mr. Englert, age 71, has served as a member of the Board of Directors since July 1999 and served as Vice Chairman of the Board of Directors from October 2009 to October 2010 and as Chairman of the Board of Directors from July 1999 to October 2009. Mr. Englert also served as President and Chief Executive Officer from July 1999 to October 2004. Mr. Englert serves as Chairman of the Nominating Committee of the Board of Directors of the Company and as a member of the Internal Assets Review Committee of the Board of Directors of the Bank (“IAR Committee”).
Mr. Englert brings leadership and capital raising expertise as a founder of Bank of Del Mar and as its Vice Chairman from 1989 to 1994. Mr. Englert served as the President, Chief Executive Officer and a Director of Winfield Industries from 1972 until it was sold to Maxxim Medical in 1991. From 1968 to 1972, Mr. Englert was Vice President of Marketing for IVAC Corporation and from 1963 to 1968, he was a Regional Sales Manager for Baxter Health Care, Inc. Mr. Englert holds a Bachelor of Arts degree from Morris Harvey College. In addition, Mr. Englert received an honorary Ph.D. from the University of Charleston.
Gregory Garrabrants. Mr. Garrabrants, age 40, has served as President and Chief Executive Officer since October 2007 and as a member of the Board of Directors since March 2008 and as a member of the Credit Committee of the Board of Directors of the Bank and the Asset and Liability Committee of the Board of Directors of the Bank (“ALCO Committee”).

Mr. Garrabrants has more than 15 years of experience in financial services. Prior to joining BofI Federal Bank, Mr. Garrabrants was a senior vice president and the head of corporate business development at the nation's seventh largest thrift focusing on entry into new business segments, mergers and acquisitions, joint ventures and strategic alliances. Before that Mr. Garrabrants was an investment banker at Goldman Sachs specializing in advising management and directors on issues such as strategic planning, capital and liquidity management, balance sheet management, asset/liability management and mergers and acquisitions. Prior to Goldman Sachs, Mr. Garrabrants served as a management consultant at McKinsey & Company. At McKinsey, Mr. Garrabrants worked with senior management of money center banks, non-bank financial services companies, insurance companies and asset managers on strategy development, sales force effectiveness, risk management, organizational design and corporate restructuring. Prior to McKinsey, Mr. Garrabrants worked at Skadden, Arps, Slate, Meagher & Flom and at Munger, Tolles & Olson focusing on corporate and securities law. Mr. Garrabrants clerked for the Honorable Steven V. Wilson of the United States District Court for the Central District of California. Mr. Garrabrants began his career at Deloitte Consulting in the financial advisory services and litigation support practices. Mr. Garrabrants earned his Juris Doctorate degree Magna Cum Laude, and his MBA, with highest distinction, from the Kellogg Graduate School of Management at Northwestern University. He has a Bachelor of Science degree in Industrial and Systems Engineering and a minor in Economics from the

University of Southern California where he graduated with high honors. He is a Chartered Financial Analyst and member of the California Bar.
Paul Grinberg. Mr. Grinberg, age 51, has served as a member of the Board of Directors since April 2004 and serves as Chairman of the Compensation Committee of the Board of the Directors of the Company, Chairman of the Audit Committee of the Board of Directors of the Company and the Bank and is a member of the Nominating Committee of the Board of Directors of the Company.
Mr. Grinberg brings extensive accounting and financial reporting expertise as the Executive Vice President, CFO and Treasurer of Encore Capital Group, Inc., (NASDAQ: ECPG), a purchaser of charged-off, unsecured consumer loans, where he has been employed since September 2004. From May 2003 to January 2005, Mr. Grinberg served as the President and CEO of Brio Consulting Group, Inc., a consulting firm he founded that provided financial strategy and analysis to private-equity and venture-backed companies. From 1997 to 2003, he held the CFO position for private and public companies, including Stellcom, Inc. and TeleSpectrum Worldwide Inc. (NASDAQ: TLSP), both located in San Diego. He was also a partner and senior member in the Merger and Acquisition Services Group of Deloitte & Touche in New York. Mr. Grinberg’s strengths have been in accounting, SEC reporting, raising capital, financial strategy, providing leadership in investor relations, and mergers and acquisitions activities. Mr. Grinberg has extensive experience with high-growth situations, venture/private equity backed companies and public companies. Mr. Grinberg is a CPA in the state of New York and holds a Bachelor of Science degree in accounting from Yeshiva University and a Masters of Business Administration degree in Finance from Columbia University’s Graduate School of Business.
Current Directors – Terms expire after 2012
Theodore C. Allrich. Mr. Allrich, age 66, has served as Chairman of the Board of Directors since October 2009 and served as Vice Chairman of the Board of Directors and as a member of the Audit Committee of the Board of Directors of the Company and the Bank from 1999 to 2009. Mr. Allrich also serves on the Compensation Committee of the Board of Directors of the Company and as Chairman of the Asset and Liability Committee of the Board of Directors of the Bank (“ALCO Committee”). Mr. Allrich is a Class I director whose term expires at the 2014 annual meeting of stockholders.
Mr. Allrich has extensive knowledge of the financial services industry as the founder of The Online Investor (<http://www.theonlineinvestor.com>), a financial educational website based on his book of the same name. He served as an investment advisor with his own firm, Allrich Investment Management, from June 1991 to June 2003. Prior to starting his own firm, Mr. Allrich spent 20 years with various Wall Street brokerage firms, where he was involved with investment banking, fixed income sales and management, specializing in mortgage-backed securities, institutional equity sales and trading. His last position with a brokerage firm was in 1990 as the regional manager for high grade fixed income investments with Drexel Burnham Lambert in San Francisco. Mr. Allrich holds a Bachelor of Arts degree from the University of California at Davis and a Master of Business Administration degree in Finance from Stanford University.
James S. Argalas. Mr. Argalas age 41, has served as a member of the Board of Directors since August 2011 and serves as a member of the Audit Committee of the Board of Directors of the Company and the Bank and as a member of the IAR Committee. Mr. Argalas is a Class III director whose term expires at the 2013 annual meeting of stockholders.
Mr. Argalas has extensive experience in the financial and investment sectors. In 2006, he founded Presidio Union, LLC, a company that specializes in providing financial analysis and corporate advisory services to early stage growth companies and their investors, taking an active role in developing ventures that have the potential to create significant stockholder value. Prior to founding Presidio Union, Mr. Argalas was a Principal at Watershed Asset Management and NM Rothschild, where he was responsible for investments in distressed credit, liquidations, real estate, special situations, and debt and equity investments in Asia-Pacific. Prior to joining Watershed, Mr. Argalas was an Associate Principal with McKinsey & Company and an Associate at Goldman Sachs. Mr. Argalas has a Master of Business Administration degree from Kellogg Graduate School of Management (Northwestern University) with majors in Finance, Entrepreneurship and International Business; in addition Mr. Argalas holds a Bachelor of Science degree in Engineering from the University of Michigan, and a Bachelor of Science degree in Foreign Service from Georgetown University.
John Gary Burke. Mr. Burke, age 67, has served as a member of the Board of Directors since October 2005 and is a member of the Compensation Committee of the Board of Directors of the Company and the Chairman of the Internal Assets Review Committee of the Board of Directors of the Bank (“IAR Committee”). Mr. Burke is a Class I director whose term expires at the 2014 annual meeting of stockholders.
Mr. Burke brings extensive leadership and business management as President and sole stockholder of Truck World, Inc., a wholesale and retail petroleum marketing company, based in the Youngstown, Ohio area. Truck World, Inc. is a retail jobber for Shell Oil and Marathon Ashland Petroleum. Since founding the company in 1972, Mr. Burke has built, developed, opened and operated convenience stores and truck stops. Additionally, in 1980, Mr. Burke acquired and operated four pipeline terminals on the Buckeye Pipeline System and became involved with various aspects of distribution, including scheduling, trading and hedging. Mr. Burke served as a director of the Ohio Petroleum Marketing Association for nine years during this time. Mr. Burke is also President and sole stockholder of J. Gary Burke Corporation, a real estate holding company that owns and manages properties in various states. Most recently, J. Gary Burke Corporation processed the entitlements and developed the site improvements for a 40-acre industrial park in Otay Mesa, California. Before serving in the United States Navy as a Naval Aviator from 1968 to 1971, Mr. Burke earned his BSME degree from the University of Miami, Florida.
James J. Court. Mr. Court, age 50, has served as a member of the Board of Directors since April 2011. Mr. Court is a Class III director whose term expires at the 2013 annual meeting of stockholders.
Mr. Court’s prior experience, qualifications and attributes include his current position as Senior Vice President and Chief Operating Officer of First American’s Property & Casualty Insurance Group (“First American”), an organization with which he has been affiliated since 1999. Mr. Court’s responsibilities at First American encompass the group’s operations and information technology. Prior to joining First American, Mr. Court held information technology and operations positions at MGE UPS Systems and Printronix, Inc. Further, Mr. Court has led successful business and technology transformations in both the financial services and manufacturing sectors. Mr. Court holds an a Master or Business Administration degree from the Graziadio School of Business and Management at Pepperdine University, a Bachelor of Science degree in Information Systems from the University of Redlands, and an Associate degree in Electronic Engineering Technology.

Nicholas A. Mosich. Mr. Mosich, age 57, has served as Vice Chairman of the Board of Directors since October 2010 and as a member of the Board of Directors since May 2009. Mr. Mosich also serves as a member of the Audit Committee of the Board of Directors of the Company and the Bank, the ("ALCO Committee") and as a member of the Credit Committee of the Board of Directors of the Bank. Mr. Mosich is a Class I director whose term expires at the 2014 annual meeting of stockholders.
Mr. Mosich has extensive knowledge of the real estate and investment banking industry acquired through his career as a Managing Member of Ion Capital Partners, LLC, and a general partner of Ion California Land Fund, LP, a discretionary investment fund that is acquiring distressed residential development projects in California. Mr. Mosich brings 27 years of capital markets and business management experience, most recently as an Executive Vice President, Executive Committee Member and member of the Board of Directors of The Seidler Companies Incorporated, a NYSE member firm (“Seidler”). While at Seidler, Mr. Mosich was responsible for its Orange County Office, overseeing its Private Client Service operations and Investment Banking Operations. He was also a producing Managing Director of Seidler’s Community Bank Group active in mergers and acquisitions, raising public and private capital for emerging growth companies and for raising capital for banks including an active role as a co-manager of the Company’s initial public offering. In January of 2001, he merged his predecessor firm, Hagerty Stewart & Associates, Inc., into Seidler. Previously, Mr. Mosich was a partner at McGoodwin James & Company, a venture capital firm headquartered in Costa Mesa, where he was active in funding later stage venture companies and structuring private investments in public companies. Mr. Mosich completed his undergraduate degree (cum laude) at the University of Michigan and received a Masters of Business Administration degree from Stanford University.
Edward J. Ratinoff. Mr. Ratinoff, age 47, has served as a member of the Board of Directors since April 2010 and serves as Chairman of the Credit Committee of the Board of Directors of the Bank. Mr. Ratinoff is a Class III director whose term expires at the 2013 annual meeting of stockholders.
Mr. Ratinoff’s prior experience, qualifications and attributes include being a Managing Director and Head of Acquisitions for Phoenix Realty Group, an institutional real estate investment firm focused on opportunistic multifamily investments. Mr. Ratinoff oversees the investment program for two fund vehicles totaling approximately $400 million in equity, directs acquisition teams in Los Angeles and New York, and is a member of the firm’s investment committee. Prior to recently joining Phoenix Realty Group, Mr. Ratinoff held the position of Managing Director and west coast head for the J.E. Robert Companies. In this role, Mr. Ratinoff was responsible for all equity and debt transactions throughout the western US for the real estate investment funds sponsored by the firm and was a member of the investment committees for both JER Partners and JER Investors Trust (NYSE: JRT). Mr. Ratinoff was also responsible for directing JER’s multifamily investment strategy in the US, acquiring 2,300 apartment units in Seattle, Atlanta and Detroit. During his tenure Mr. Ratinoff led the acquisition of approximately $1.0 billion in assets representing multiple real estate sectors and geographies. Prior to joining JER, Mr. Ratinoff served as Principal with Fowler Flanagan Partners, where he either led or participated in the acquisition, financing and renovation of approximately 3,000 apartment units in California, Seattle, Arizona, Texas and Missouri. Mr. Ratinoff also held senior positions focusing on real estate investment banking with McDonald Investments, Chase Securities and BT Alex. Brown, executing public and private capital markets transactions for west coast-based real estate companies. Mr. Ratinoff received a Bachelor of Arts degree in Architecture and City Planning from the University of California, Berkeley, and an MBA from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Ratinoff has served as a member of the board of directors of MPG Office Trust, Inc. (NYSE: MPG), since February 2011.

There are no family relationships among any of the officers or directors.
CORPORATE GOVERNANCE
The Role of the Board of Directors
In accordance with our Bylaws and Delaware law, the Board of Directors oversees the management of the business and affairs of the Company. The members of the Board also are the members of the Board of Directors of the Bank, which accounts for substantially all of the Company’s consolidated operating results. The members of the Board keep informed about our business through discussions with senior management and other officers and managers of the Company and its subsidiaries, including the Bank, by reviewing analyses and reports submitted to them by management and outside consultants, and by participating in Board and in Board committee meetings.
Board of Directors Composition and Independence
Our Board of Directors is authorized to have up to ten members and nine members are currently serving on the Board of Directors. In accordance with the terms of our Amended Certificate of Incorporation and Bylaws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms. The members of the classes are divided as follows:

•	The Class I directors are Messrs. Allrich, Burke and Mosich and their terms will expire at the 2014 annual meeting of stockholders;

•	The Class II directors are Messrs. Englert, Garrabrants and Grinberg and their terms will expire at the 2012 annual meeting of stockholders; and

•	The Class III directors are Messrs. Argalas, Court and Ratinoff and their terms will expire at the 2013 annual meeting of stockholders.
The authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in our control or management. Our directors will hold office until their successors have been elected and qualified or until their earlier death, resignation, disqualification or removal for cause by the affirmative vote of the holders of a majority of our outstanding stock entitled to vote on election of directors.
The Board has determined that eight members of the Board meet the definition of “independent director” as the term is defined by applicable NASDAQ rules. Mr. Garrabrants is not an independent director because he is our President and Chief Executive Officer. In reaching these conclusions, the Board considered all relevant facts and circumstances with respect to any direct or indirect relationships between the Company and each of the non-management directors. The Board determined that any relationships that now exist, or that have existed in the past, between the Company and any of the non-management directors have no material effect on their independence.
All of the members of the Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors of the Company are independent directors.
Board Leadership Structure
Currently, Mr. Garrabrants serves as the President and Chief Executive Officer of the Company, while Mr. Allrich, who is an independent director, serves as the Chairman of the Board of Directors. The Board of Directors believes that this leadership structure best serves the Company at this time because it allows Mr. Garrabrants to focus on the Company’s operations and strategy, while Mr. Allrich, among other things, can provide independent leadership for the Board of Directors, set the agenda for meetings, and enable other directors to raise issues and concerns for consideration by the Board of Directors without immediately involving the President and Chief Executive Officer or other management.

The Board’s Role in Risk Oversight
The Board of Directors, together with the Audit Committee, the Nominating, and the Compensation Committee as well as three risk committees, which are the Credit, the IAR and the ALCO committees, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. These committees report regularly to the Board of Directors on risk-related matters and provide the Board of Directors with insight about our management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational and reputational risks. In addition, at meetings of the Board of Directors and its committees, directors receive regular updates and reports from management regarding risk management practices, including credit quality, financial reporting, internal controls, compliance, legal matters, asset liability and liquidity management, among others. Furthermore, current risk management issues are discussed regularly with the Board of Directors and its committees.
Our Board is actively involved in oversight and review of the Company’s risk management efforts either directly or through its standing committees. The Company’s management is responsible for assessing and managing risk and communicating risks to the Board. The Enterprise Risk Management (“ERM”) program, led by certain officers of the Company, including Mr. Garrabrants, our President and Chief Executive Officer, with oversight from the Board, identifies and evaluate key business risks within the financial, operational, regulatory and strategic arenas and to develop risk monitoring processes and response strategies to transfer, avoid, reduce or accept individual risks as appropriate. The ERM program assists management in determining appropriate risk tolerance levels which balance risk mitigation with opportunities to create stockholder value. ERM program leaders make regular reports to the Board regarding the ERM program’s risk identification, management and mitigation strategy recommendations.
While the Board has retained the responsibility for general oversight of risks and of our ERM program, the Board’s standing committees support the Board by regularly addressing various risks in their respective areas of oversight. Specifically, the Audit Committee primarily oversees those risks that may directly or indirectly impact our financial statements, including the areas of financial reporting, internal controls and compliance with public reporting requirements, while the Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks arising from employee compensation policies and practices. Each standing committee provides reports to the full Board at regular meetings concerning the activities of the committee and actions taken by the committee since the last regular meeting.
Corporate Governance Principles
Our directors are committed to having sound corporate governance principles that assist them in fulfilling their oversight duties. These principles are essential to maintaining the Company’s integrity in the marketplace. In January 2005, our Board of Directors formally adopted Corporate Governance Guidelines of BofI Holding, Inc. (the “Governance Guidelines”), which include a number of the practices and policies under which our Board has operated for some time, together with concepts suggested by various authorities in corporate governance and the new requirements under the NASDAQ’s listed company rules and the Sarbanes-Oxley Act of 2002. Some of the principal subjects covered by our Governance Guidelines include:

•
Director Qualifications, which addresses a Board candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account the candidate’s employment and other board commitments.

•
Responsibilities of Directors, including acting in the best interests of all stockholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending Board and Board committee meetings; and providing active, objective and constructive participation at those meetings.

•
Director Access to Management and, as necessary and appropriate, Independent Advisors, including encouraging presentations to the Board from the officers responsible for functional areas of our business.

•
Regularly Scheduled Executive Sessions of the Board, without Management. Our Governance Guidelines also provide for the Audit Committee to meet with the Company’s outside auditors separately from management.

Board Meetings and Attendance
Our Board members are encouraged to prepare for and attend all Board of Director and stockholder meetings and the meetings of the Board committees on which they are members. During the 2012 fiscal year, the Board of Directors of the Company and the Bank held a total of 11 meetings and 11 meetings, respectively. All of our directors attended more than 75 percent of the total of those meetings and the meetings of the Board committees on which they served. All of our directors attended our Annual Meeting of Stockholders held in October 2011.
Code of Business Conduct
We have adopted a Code of Business Conduct for our directors, officers and employees and a specific Code of Ethics that applies to our Chief Executive Officer and Chief Financial Officer. A copy of our Code of Business Conduct and Code of Ethics can be found at the Corporate Governance section of our website at www.bofiholding.com. We intend to disclose, at this location on our website, any amendments to that Code and any waivers of the requirements of that Code that may be granted to our Chief Executive Officer or Chief Financial Officer.
Other Governance Matters
In addition to the governance initiatives discussed above, our Chief Executive Officer and Chief Financial Officer have certified our SEC filings as required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 each quarter since the certification rules became applicable to us. We also have adopted charters for our Board committees in compliance with NASDAQ listed company rules.
You can access our Board committee charters, and other corporate governance materials, news releases and SEC filings, by visiting the Investor Relations section of our website at www.bofiholding.com.
COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors of the Company has three standing committees: Audit, Compensation and Nominating. The members of the Audit Committee of the Board of Directors of the Company also serve as members of the Audit Committee of the Board of Directors of the Bank and together are referred to herein as the “Audit Committee.” A description of the general functions of the Committees, the composition of each of those Committees and the number of meetings held by those Committees for the 2012 fiscal year are set forth below.
Audit Committee. The current members of the Audit Committee are Paul Grinberg, its Chairman, Nicholas A. Mosich and James S. Argalas. All of the members of the Audit Committee are independent directors within the meaning of the NASDAQ listed company rules and meet the enhanced independence requirements for audit committee members contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Our Board of Directors has determined that Mr. Grinberg meets the definitions of “audit committee financial expert” adopted by the Securities and Exchange Commission (the “SEC”) and included in NASDAQ’s rules for listed companies. The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and appointment and oversight of the independent public accountants engaged to audit the Company’s financial statements. Our Board of Directors, upon the recommendation of the Audit Committee, approved that charter. A copy of our Audit Committee Charter, which complies with applicable NASDAQ rules, is accessible at the Investor Relations section of our website at www.bofiholding.com. The Audit Committee charter was revised during the year and is attached to this proxy. During fiscal year 2012, the Audit Committee of the Board of Directors of the Company held five (5) meetings and the Audit Committee of the Board of Directors of the Bank held thirteen (13) meetings. The Audit Committee also meets with our outside auditors and members of management, separately.
Compensation Committee. The Compensation Committee is comprised of the following directors, all of whom are independent (as defined in the applicable NASDAQ listed company rules): Paul Grinberg, its Chair, John Gary Burke and Theodore C. Allrich. The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of the Company’s directors and executive officers. The Compensation Committee reviews and approves the salaries and establishes incentive compensation and other benefit plans. Our Board of Directors has approved a charter setting forth the role and responsibilities of the Compensation Committee. A copy of that charter, which complies with applicable NASDAQ rules, is accessible at the Investor Relations section of our website at www.bofiholding.com. The Compensation Committee held six (6) meetings during fiscal 2012.
Nominating Committee. The members of the Nominating Committee are Jerry F. Englert, its Chair, and Paul Grinberg. The Committee assists the Board in selecting nominees for election to the Board, in assessing the performance of the Board and in monitoring the composition of the Board. Each member of the Nominating Committee meets the “independent director” requirements within the meaning of the NASDAQ listed company rules. The Board has adopted a charter setting forth the responsibilities of the Nominating Committee. A copy of that charter, which complies with applicable NASDAQ rules, is accessible at the Investor Relations section of our website at www.bofiholding.com. The Committee held six (6) meetings during fiscal 2012.
The Director Nominating Process. In identifying new Board candidates, the Nominating Committee seeks recommendations from existing board members and executive officers. The Committee also has the authority to engage an executive search firm and other advisors, as it deems appropriate, to assist it identifying qualified candidates for the Board.

In considering potential new directors and officers, the Committee reviews individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are: broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with the Company’s industry; and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the attention of the Nominating Committee, there is the further consideration of whether the individual has the time available to devote to the functions and responsibilities of the Board and one or more of its committees.
The Nominating Committee conducts a comprehensive review of the activities and associations of each candidate to ensure that there are no legal impediments, conflict of interests or other considerations that might hinder or prevent service on the Board. In making its selection, the Nominating Committee bears in mind that the foremost responsibility of a director of a Company is to represent the interests of the stockholders as a whole. Any stockholder entitled to vote in the election of directors generally may nominate one of more persons for election as directors at an annual meeting of stockholders only if written notice of such stockholder's intent to make such nomination of nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than ninety days prior to the anniversary date of the immediately preceding annual meeting.

PRINCIPAL HOLDERS OF COMMON STOCK
The following table shows information regarding beneficial ownership of the Company’s common stock by the only entities known by us to have owned more than 5% of the11,585,586 outstanding shares of our common stock on the record date. Included in the shares beneficially owned are (i) shares that could be purchased under stock options granted to directors as of September 10, 2012 and exercisable within 60 days after the record date; and (ii) restricted stock units that vest within 60 days after the record date.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Shares Outstanding
Wellington Management Co, LLP[1]	665,185	5.74%
Shaker Investments, LLC[2]	612,602	5.29%

[1]	Based on Schedule 13G filed with the SEC on February 14, 2012.
[2]	Based on Schedule 13G filed with the SEC on January 26, 2012.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
Set forth below is certain information, as of the record date regarding the shares of the Company’s common stock that were owned, beneficially, by (i) each director, (ii) each of the current executive officers of the Company who are named in the Summary Compensation Table (the “Named Executives”), and (iii) all of the current directors and executive officers as a group. Included in the common stock column below are restricted stock units that vest within 60 days after the record date. Included in the shares beneficially owned are shares that could be purchased under stock options granted to directors and officers as of the record date and exercisable within 60 days after the record date. The percent of outstanding shares of our common stock is based upon outstanding shares at the record date. Except as indicated in the footnotes to the table below, each person has sole voting and investment power with respect to the shares he or she beneficially owns. The address of each director and officer is c/o BofI Holdings, Inc., 4350 La Jolla Village Dr., Suite 140, San Diego, California 92122.

Name	Common Stock[1]	Options Exercisable[2]	Total Beneficial Ownership	Percent of Outstanding Shares
John Gary Burke[3]	491,554	12,900	504,454	4.35%
Jerry F. Englert[4]	426,045	20,810	446,855	3.85%
Gregory Garrabrants[5]	225,098	—	225,098	1.92%
Andrew J. Micheletti[6]	61,104	90,000	151,104	1.29%
Theodore C. Allrich[7]	39,455	27,107	66,562	*
Paul Grinberg[8]	42,325	23,800	66,125	*
Nicholas A. Mosich[9]	14,476	—	14,476	*
Eshel Bar-Adon[10]	6,631	—	6,631	*
Edward J. Ratinoff[11]	4,432	—	4,432	*
Brian Swanson[12]	2,529	—	2,529	*
James J. Court[13]	2,248	—	2,248	*
James S. Argalas[14]	1,639	—	1,639	*
Adriaan van Zyl[15]	811	—	811	*

All current directors and executive officers as a group (13 persons)	1,318,347	174,617	1,492,964	12.45%

*	Less than one percent.
[1]	All fractional shares have been rounded to the closest whole share.
[2]	In accordance with applicable SEC rules, only options that are exercisable within 60 days after the record date are included in this column.
[3]	Mr. Burke is a director and his ownership excludes 8,000 shares held by his children over which Mr. Burke does not have voting or dispositive power.
[4]	Mr. Englert is a director and holds his common stock in The Englert Family Trust.
[5]	Mr. Garrabrants is the President, Chief Executive Officer and a director.
[6]	Mr. Micheletti is the Chief Financial Officer.
[7]	Mr. Allrich is a director.
[8]	Mr. Grinberg is a director
[9]	Mr. Mosich is a director.
[10]	Mr. Bar-Adon is a Named Executive.
[11]	Mr. Ratinoff is a director.
[12]	Mr. Swanson is a Named Executive.
[13]	Mr. Court is a director.
[14]	Mr. Argalas is a director.
[15]	Mr. van Zyl is a Named Executive.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
The Board of Directors of the Company, acting upon a recommendation from the Compensation Committee, annually determines the compensation of the non-employee directors for their service in the Board and its committees. In establishing director compensation, the Board and the Compensation Committee are guided by the following goals:

•	Compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;

•	Compensation should align the directors’ interests with the long-term interests of stockholders; and

•	Compensation should assist with attracting and retaining qualified directors.
The Company does not pay director compensation to directors who are also our employees. Below are the elements of compensation paid to non-employee directors for their service on our Board:
Cash Compensation
Company non-employee directors receive the following annual cash payments for their service in our Board of Directors and Board committees:

	Director	Premium	Amount
Chairman	$33,000	$55,000	$88,000
Vice-chairman	33,000	22,000	55,000
Chairman of the audit committee[1]	33,000	22,000	55,000
Chairman of the compensation committee[1]	33,000	11,000	44,000
Other directors	33,000	—	33,000

[1]	The current chairman of the audit committee also is chairman of the compensation committee, receiving the premiums for both totaling $66,000.
During fiscal 2012, the Company did not provide perquisites to any director in an amount that is reportable under applicable SEC rules and regulations. All non-employee directors are entitled to reimbursement for parking, travel and accommodation expenses incurred in connection with attendance at Board and committee meetings.
Equity Compensation
Each non-employee director is eligible for an annual grant of options and restricted stock issued from our 2004 Stock Incentive Plan, as recommended by our Compensation Committee. The amounts of the annual non-employee director awards are discretionary from year-to-year. The options and restricted stock that the Company awards to our directors vests over three years, one-third each anniversary of the date of grant.
Company non-employee directors will receive each year the following grant of restricted stock units for their service on our Board of Directors and Board committees:

	Director	Premium	Amount
Chairman	4,000	7,000	11,000
Vice-chairman	4,000	1,100	5,100
Chairman of the audit committee[1]	4,000	1,100	5,100
Chairman of the compensation committee[1]	4,000	400	4,400
Other directors	4,000	—	4,000

[1]	The current chairman of the audit committee also is chairman of the compensation committee receiving 5,500 shares annually for both.

On August 16, 2012, the Board of Directors of the Company granted the above amounts of restricted stock units to the non-employee directors for a total of 41,600 restricted stock units. The restricted stock units have a value of $22.91 per share, which was the closing price on the grant date of August 16, 2012, and vest over three years, one-third on each anniversary date of the grant.
Deferred Compensation
Company directors are also eligible to participate in the Company’s Deferred Compensation Plan, which allows eligible directors to defer their fees and retainers payable for their service on the Board and Board committees.
In accordance with applicable SEC rules and regulations, the following table reports all compensation the Company paid to non-employee directors during fiscal 2012:
Director Compensation in Fiscal 2012

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Theodore C. Allrich	88,000	137,060	—	—	—	—	225,060
James S. Argalas[3]	30,250	100,010					130,260
John Gary Burke	33,000	49,840	—	—	—	—	82,840
James J. Court	33,000	49,840	—	—	—	—	82,840
Jerry F. Englert	33,000	49,840	—	—	—	—	82,840
Paul Grinberg	66,000	68,530	—	—	—	—	134,530
Nicholas A. Mosich	55,000	63,546	—	—	—	—	118,546
Edward J. Ratinoff	33,000	49,840	—	—	—	—	82,840

[1]	The amounts in this column represent the annual cash fees paid to our non-employee directors for service during fiscal 2012.
[2]
The stock awards included for each director above consists of Restricted Stock Units. The value for each of these awards is its grant date fair value calculated by multiplying the number of units subject to the award by the NASDAQ closing price per share on the date such award was granted. The table below shows the award number of shares, the grant date, the per-share fair value, and the total grant date fair value for the stock awards shown.

[3]	Mr. Argales joined the Company's Board of Directors on August 18, 2011.

Grants of Plan-Based Awards in 2012
The table below shows all plan-based awards that the Company made to the directors during fiscal 2012:

Name	Year	Grant Date	Non-equity Incentive Plan ($)	Restricted Stock Awards	Option Awards: Number of Shares Underlying Option	Exercise or Base Price of Option Awards ($/per Share)	Grant Date Fair Value of Option Awards ($)
Theodore C. Allrich	2012	8/10/2011	—	11,000	—	12.46	$137,060
James S. Argalas	2012	8/18/2011	—	7,588	—	13.18	100,010
John Gary Burke	2012	8/10/2011	—	4,000	—	12.46	49,840
James J. Court	2012	8/10/2011	—	4,000	—	12.46	49,840
Jerry F. Englert	2012	8/10/2011	—	4,000	—	12.46	49,840
Paul Grinberg	2012	8/10/2011	—	5,500	—	12.46	68,530
Nicholas A. Mosich	2012	8/10/2011	—	5,100	—	12.46	63,546
Edward J. Ratinoff	2012	8/10/2011	—	4,000	—	12.46	49,840

Outstanding Equity Awards at the end of Fiscal 2012
This table shows the equity awards that have been previously awarded to each of the directors and which remained outstanding as of June 30, 2012:

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Date of Grant[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]
Theodore C. Allrich	5,807	—	10.00	6/30/2014	1,534	09/24/2009	30,312
	6,900	—	9.50	7/25/2015	6,667	08/26/2010	131,740
	7,500	—	9.20	8/22/2015	11,000	08/10/2011	217,360
	6,900	—	7.35	7/24/2016	—		—
James S. Argalas	—	—	—	—	7,588	08/18/2011	149,939
John Gary Burke	7,500	—	8.50	11/28/2015	1,200	09/24/2009	23,712
	5,400	—	7.35	7/24/2016	2,400	08/26/2010	47,424
	—	—	—	—	4,000	08/10/2011	79,040
James J. Court	—	—	—	—	4,275	04/21/2011	84,474
	—	—	—	—	4,000	08/10/2011	79,040
Jerry F. Englert	5,810	—	10.00	6/30/2014	1,667	09/24/2009	32,940
	7,500	—	9.50	7/25/2015	3,067	08/26/2010	60,604
	7,500	—	7.35	7/24/2016	4,000	08/10/2011	79,040
Paul Grinberg	10,000	—	10.00	4/10/2014	1,534	09/24/2009	30,312
	6,900	—	9.50	7/25/2015	3,067	08/26/2010	60,604
	6,900	—	7.35	7/24/2016	5,500	08/10/2011	108,680
Nicholas A. Mosich	—	—	—	—	2,400	08/26/2010	47,424
	—	—	—	—	5,100	08/10/2011	100,776
Edward J. Ratinoff	—	—	—	—	2,354	05/20/2010	46,515
	—	—	—	—	800	08/26/2010	15,808
	—	—	—	—	4,000	08/10/2011	79,040

1	Vest in one-third increments on each of the first three anniversaries of the date of grant.
2	The values contained in this column were calculated by multiplying the number of shares by $19.76, which was the closing price of the Company’s common stock reported on the NASDAQ on June 29, 2012.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Introduction: Overview and Process

The following table sets forth certain information regarding our executive officers and certain key officers as of September 19, 2012:

Name	Age	Position
Gregory Garrabrants	40	President and Chief Executive Officer
Andrew J. Micheletti	55	Executive Vice President and Chief Financial Officer
Adriaan van Zyl	50	Executive Vice President and Chief Operating Officer
Eshel Bar-Adon	57	Executive Vice President, Specialty Finance and Chief Legal Officer
Brian Swanson	32	Senior Vice President, Residential Lending

Mr. Garrabrants has served as the President and CEO of BofI Holding, Inc. and BofI Federal Bank since October 2007. Prior to joining BofI Federal Bank, Mr. Garrabrants was a senior vice president and the head of corporate business development at the nation’s seventh largest thrift focusing on entry into new business segments, mergers and acquisitions, joint ventures and strategic alliances.

Mr. Micheletti has served as the Executive Vice President and Chief Financial Officer of BofI Holding, Inc. and BofI Federal Bank since April 2001. Prior to joining the Bank, Mr. Micheletti was Vice President - Finance for TeleSpectrum Worldwide Inc., an international provider of outsourced telephone and Internet services to large companies in a variety of businesses, including financial services, wireless telephone service, government and Internet-related services.

Mr. van Zyl has served as the Executive Vice President and Chief Operating Officer of BofI Holding, Inc. and BofI Federal Bank since May 2010. Prior to joining the Bank, Mr. van Zyl served as Chief Credit Officer, Chief Financial Officer, President & CEO for various banks and divisions. Most recently he was CEO and President respectively, at two niche market industrial banks.

Mr. Bar-Adon has served as the Executive Vice President, Specialty Finance and Chief Legal Officer of BofI Holding, Inc. and BofI Federal Bank since January 2011. Prior to joining the Bank, Mr. Bar-Adon served as Executive Vice President and Chief Legal Officer of another leading specialty finance firm. During his tenure, he served as Acting President and was a member of the company’s Executive Committee.

Mr. Swanson has served as the Senior Vice President, Residential Lending of BofI Holding, Inc. and BofI Federal Bank since November 2010. Prior to joining the Bank, Mr. Swanson was a Vice President with Bank of America, piloting their dedicated purchase Call Center in Orange County, CA. Mr. Swanson began his career as a Retail Loan Officer with e-Loan.
Compensation Programs
The Company’s compensation programs have been designed with the following objectives in mind:

•
Total compensation amounts should be sufficiently competitive with industry peer companies to enable the Company to attract and retain top executive talent, while also being consistent with the Company’s objective of maintaining a competitive and efficient cost structure.

•
A substantial portion of each executive’s pay should be performance-based compensation that is variable based on the Company’s annual and long-term operating performance and long-term stockholder returns, and should be aligned with the Company’s business strategy.

•	Compensation should be commensurate with the role, scope, and complexity of each executive’s position relative to other executives and employees.

The Company’s compensation programs reflect its position as a growing company in the highly competitive, dynamic and consolidating financial services industry. The Company uses a variety of elements to support the objective of making compensation sufficiently competitive to attract and retain top talent, provide incentives and rewards to executives, and ensure that management’s interests are aligned with stockholder interests.
Setting Compensation Levels
The Company provides for a base salary that is determined according to competitive pay practices, level of responsibility, prior experience and breadth of knowledge. The Company uses its discretion rather than a formal weighting system to evaluate these factors and to determine individual base salary levels.

The following table summarizes the primary elements of the Company’s direct compensation arrangements and how such elements support the Company’s other compensation objectives in the short and long term:
Components of Direct Compensation

Element	Character	How Objectives Are Met
Base Salary	Short Term	Helps ensure that compensation is commensurate with the role, scope and complexity of each executive’s position relative to other executives and employees.
Annual Non-Equity Incentive Plan Compensation (Cash & Deferred Bonus)	Short Term	Varies based on the Company attaining annual performance measures that are aligned with the business strategy and stockholders’ interests.
Stock Options	Long Term	Varies based on long-term stock price performance and promotes stockholders’ interests.
Restricted Stock	Long Term	Varies based on long-term total stockholder return and promotes stockholders’ interests.
Long-Term Equity Incentive Compensation
The Company designed its 2004 Stock Incentive Plan (the “2004 Plan”) with a focus on aligning Named Executive incentives with long-term stockholder value. A combination of stock options and restricted stock awards are used by the Company to create a long-term incentive program. Performance shares are also available for award in the future under the 2004 Plan.
Stock Options and Restricted Stock
Company stock options have an exercise price equal to the NASDAQ-reported closing price of our common stock on the date of grant. The stock options granted under the 2004 Plan vest over four years, one-fourth on the first anniversary of the award and then one forty-eighth monthly until fully vested. Company stock options generally expire ten years after the grant date, unless they are first exercised. The expiration period is also accelerated if the holder’s employment with us terminates under certain circumstances.
The restricted stock and restricted stock unit awards granted under the 2004 Plan generally vest over three years, one-third on each one-year anniversary of the award. The initial restricted stock grant made to Mr. Garrabrants vests over four years, one-fourth at the end of each fiscal year. New grants will vest ratably on each of the four fiscal year ends following the grant date.

Deferred Compensation Plan
The Company also sponsors an unsecured non-qualified plan known as the Deferred Compensation Plan, which allows Named Executives and certain other highly compensated employees to defer all or a portion of their base salary, bonus, and other compensation after it vests. Balances in the plan receive earnings accrual credits. All credits to the Deferred Compensation Plan represent a Named Executive’s compensation previously earned and deferred; the Company does not provide any matching or similar credits. The plan was designed to allow Named Executives to defer a portion of their current income in reference to tax planning, and to assist the Company in attracting and retaining top executives by providing retirement benefits that are competitive within the Company’s peer group.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis of compensation arrangements of our Named Executives for 2012, which we refer to as the CD&A, should be read together with the compensation tables and related disclosures set forth below. The discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The Compensation Committee of the Board of Directors of the Company is responsible for assisting the Board of Directors in determining and maintaining the Company’s compensation programs consistent with the objectives set forth below. The Compensation Committee makes recommendations to the Board of Directors of the Company to establish all the forms of compensation, including the base salary, bonus, and both the value of the equity award and the mix of equity vehicles for the Company’s Chief Executive Officer and Chief Financial Officer.

The Company provides each Named Executive with a base salary that is commensurate with the role, scope, and complexity of his position relative to other executives and employees. The base salary of the Chief Executive Officer and Chief Financial Officer are subject to Compensation Committee approval. In establishing salaries for the Chief Executive Officer and the Chief Financial Officer, the Compensation Committee reviews (i) the historical performance of those officers and other executives; and (ii) available information regarding prevailing salaries and compensation programs at banks and other financial services organizations which are comparable, in terms of asset-size, capitalization and performance to the Bank. Another factor, which is considered in establishing salaries of Chief Executive Officer and Chief Financial Officer, is the cost of living in Southern California, which generally is higher than in other parts of the country.

The following provides the factors used by the Compensation Committee to arrive at the compensation level for the Named Executives during the fiscal year ending June 30, 2012:
Chief Executive Officer
Base Salary - The Compensation Committee established the Chief Executive Officer's base salary at $375,000 for fiscal 2012, based primarily upon his successful performance history with the Company, the strength and diversity of his skill sets and responsibilities, and upon comparison to peers. At the time of establishing his 2012 compensation plan, under the management of the Chief Executive Officer, the Company achieved a one-year 24.9% total shareholder return and a three-year 131.9% total shareholder return. The average cash salary and bonus for the selected bank peer group CEOs was $695,000 and a combined one-year 28.1% total shareholder return and a combined three-year -7.4% total shareholder return. Our Chief Executive Officer's salary compensation for fiscal 2012 was significantly below the average salary for the same bank peer group, but average total cash compensation was in line with peers when considering the incentive cash bonus achieved in fiscal 2012. The bank peer group used to benchmark our Chief Executive Officer's cash and stock compensation was composed of similar sized banks ranging in asset size from $1.6 to $2.5 billion, trading on the same NASDAQ market under the symbols BNCN, TBBK, DNBK, EGBN, FMCB, FCAL, IBCA, EBSB, NBBC and OCFC.
Incentive Cash Bonus Plan- The short-term incentive cash bonus plan was designed to provide a risk-balanced approach to bonus compensation for fiscal 2012. Our plan allowed the Chief Executive Officer to earn a maximum of 105% of his base salary for performance across five risk-balanced metrics and the targeted incentive cash bonus was 75% of base salary based upon the bank peer group discussed above. The five metrics were designed to encourage growth while discouraging excessive risk. To create a balanced reward, the incentive cash bonus plan required the Chief Executive Officer to i) accomplish specific business and personnel goals (range 0% to 25%), ii) maintain the Bank's history of good regulatory relations (range 0% to 20%), iii) increase average assets (range 0% to 20%), iv) increase core earnings per share (range 0% to 20%) and v) provide a competitive return on average assets (range 0% to 20%). At the end of fiscal 2012, the Compensation Committee reviewed the Chief Executive Officer's performance and made the following assessments under each of the five metrics. The Chief Executive Officer i) accomplished his agreed upon goals, ii) has maintain a good relationship with regulatory agencies, iii) accomplished a 26.8% increase in the Company's average assets out of an expected 9% to 28% range for a bonus, iv) accomplished a 36.4% increase in the Company's core earnings per share out of an expected 7.5% to 30.0% range for a bonus, and v) accomplished a 1.35% return on average assets for the Company out an expected range of 0.60% to 2.40% for a bonus. A bonus equal to 90% of his base salary was determined to be appropriate in conformance with his employment contract. Our assessment of each metric and the relative weighting was as follows: i) Agreed Goals (25%), ii) Regulatory Relations (20%), iii) Asset Growth (15%), iv) Core Earnings Per Share (20%), and v) Annual Return on Assets (10%). The total cash salary and bonus awarded was in line with peer compensation despite the significant outperformance of the Company in comparison with peer group performance.
Annual Restricted Stock Unit Award -- The annual restricted stock unit award is a long-term incentive also designed to provide a risk-balanced approach to compensation. The restricted stock units granted to the Chief Executive Officer for fiscal 2012 vest over four years, one-fourth each year, encouraging actions which improve the long-term growth in the Company's common stock price and discouraging excessive risk taking. The fiscal 2012 award has a base of 40,000 shares which can be reduced to zero shares or increased by a factor of three depending upon the combination of annual asset growth (top level equal to 30%) and annual return on common stockholders' equity (top level equal to 25%). When compared to the stock compensation for the same bank peer group, we believe our plan was better linked to financial performance as we found many plans provided awards during unprofitable years. Our plan provides for no stock compensation for a net loss and significantly reduced awards for a return on equity below 15%. If asset growth is below 5% and annual return on common equity is below 5%, the Chief Executive Officer shall receive no award under the plan. For fiscal 2012, the Chief Executive Officer was awarded 64,000 shares of restricted stock based upon the Bank's asset growth percent of 26.8% and the Company's annual return on common stockholders' equity of 17.0%.
The Chief Executive Officer's compensation plan reflects the compensation committee's judgment of the value of the Chief Executive Officer's capabilities, diversity of skill sets, quality of education and work experience, and history of success. The Chief Executive Officer' compensation plan has a significantly lower level of fixed compensation than comparable peers and highly variable cash and restricted stock compensation components that are payable only upon the strong overall performance of the company in the fiscal year. Other named executive officer's compensation plans, other than the Chief Financial Officer, are tied more closely to their individual areas of responsibility rather than the success of the company as a whole.
Potential Payments Upon Termination or Change of Control - A change of control may be in the best interest or our common stockholders. We believe it is appropriate to align the compensation of the Chief Executive Officer and the Chief Financial Officer with the benefits of our shareholders. Since their long-term stock compensation is designed be significant and such compensation will be vested in future years, we provide them with accelerated vesting of restricted stock units and cash compensation in certain situations where we believe a change of control of the Company and (or) terminating them is in the best interest of the common stockholders. Generally, such compensation is not significant to the Chief Executive Officer or the Chief Financial Officer if such termination is the result of material failures in the performance of their duties as generally described in their employment contracts.
Chief Financial Officer
Base Salary and Cash Bonus - The Compensation Committee established the Chief Financial Officer's base salary at $207,500 and cash bonus of 30% of base salary for fiscal 2012, based primarily upon the experience of the Compensation Committee and the Chief Executive Officer.
Annual Restricted Stock Unit Award - The annual restricted stock unit award is a long-term incentive designed to provide a risk-balanced approach to compensation. The restricted stock units granted to the Chief Financial Officer for fiscal 2012 vest over three years encouraging actions which improve the long-term growth in the Company's common stock price and discouraging excessive short-term risk. The fiscal 2012 award has a maximum of 15,000 shares and a minimum of zero shares depending upon the Company's annual return on common stockholders' equity. The stock compensation level was selected based upon comparison to stock compensation paid to other chief financial officers for banks and financial service companies in the local region. The Chief Financial Officer's award is based upon a range of annual return on common equity between 7% and 25%. For fiscal 2012, the Chief Financial Officer was awarded 8,250 shares of restricted stock based upon an annual return on common stockholders' equity of 17.0%.
Other Named Executive Officers
With regard to the compensation paid to each Named Executive other than the CEO and CFO, the Chief Executive Officer is authorized to evaluate and review the performance of each Named Executive Officer (other than himself and the CFO) and establish their compensation packages. As a general rule, bonuses for the Other Named Officers are limited to 30% cash and stock of their annual compensation. In undertaking that process, the CEO conducts the following steps on an annual basis, however, may adjust individual bonuses based on the performance of the business unit:

•	evaluate employee performance;

•	review business performance targets and objectives;

•	set base salary levels, amounts and targets for incentive cash bonus plan;

2011 “Say-on-Pay” Advisory Vote on Executive Compensation
In 2011, our stockholders approved a non-binding advisory “say-on-pay” proposal at our 2011 Annual Meeting of Stockholders, with approximately 82% of the votes cast voting in favor of that proposal. The Compensation Committee has taken into account and considered the results of the 2011 advisory “say-on-pay” vote. The Compensation Committee also considers numerous other factors in evaluating our executive compensation program, as discussed elsewhere in this Compensation Discussion and Analysis. While each of these factors informed the Compensation Committee's decisions regarding compensation of our Named Executives, the Compensation Committee did not implement changes to our executive compensation program as a result of the stockholder advisory vote. The Committee will continue to consider the results from future advisory stockholder votes regarding our executive compensation program.

Summary Compensation Table
The following table shows all fiscal 2012 compensation paid by the Company to our Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers based on fiscal 2012 compensation. All individuals listed in the following table are referred to in this Proxy Statement as the “Named Executives.” Annual Compensation includes amounts deferred at the election of the Named Executive.

Name	Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)[2]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqual. Deferred Compensation Earnings ($)	All Other Compensation($)[3]	Total ($)
Gregory Garrabrants	2012	375,000	337,500	660,380	—				1,372,880
	2011	304,841	176,130	2,707,200	—	—	—	—	3,188,171
	2010	288,782	171,000	669,600	—	—	—	—	1,129,382
Andrew J. Micheletti	2012	207,500	62,250	186,900	—	—	—	—	456,650
	2011	212,885	61,500	507,600	—	—	—	—	781,985
	2010	205,000	61,500	120,001	—	—	—	—	386,501
Adriaan van Zyl	2012	215,000	57,500	50,020	—	—	—	—	322,520
	2011	207,692	45,000	45,019	—	—	—	—	297,711
	2010	15,385	—	10,000	—	—	—	—	25,385
Eshel Bar-Adon	2012	175,000	66,500	55,024	—	—	—	—	296,524
	2011	84,135	50,000	30,014	—	—	—	12,517	176,666
	2010	—	—	—	—	—	—	—	—
Brian Swanson	2012	140,000	85,000	75,005	—	—	—	—	300,005
	2011	109,423	72,000	50,037	—	—	—	—	231,460
	2010	30,328	21,860	2,500	—	—	—	5,969	60,657

[1]
Effective July 1, 2011, Mr. Garrabrants’ salary was increased to $375,000. In connection with the Company’s annual review of compensation, salaries increased effective July 1, 2012, as follows: Mr. Micheletti to $214,000, Mr. van Zyl to $220,000, Mr. Bar-Adon to $190,000 and Mr. Swanson to $165,000.

[2]
The stock awards included for each named executive above consists of Restricted Stock Units. The value for each of these awards is its grant date fair value calculated by multiplying the number of units subject to the award by the NASDAQ closing price per share on the date such award was granted. The table below shows the award number of shares, the grant date, the per-share fair value, and the total grant date fair value for the stock awards shown. On September 12, 2012 the Board of Directors of the Company made a grant of 64,000 restricted stock units to Mr. Garrabrants with a total value of $1,664,640, which vest in one-fourth increments on each of the first four fiscal year-ends following the date of grant, and 8,250 restricted stock units to Mr. Micheletti with a total value of $214,583, which vest in one-third increments on each of the first three anniversaries of the date of grant. The restricted stock units have a value of $26.01 per share, which was the closing price on the grant date of September 12, 2012.

[3]
This column represents the amount of all compensation paid to the Named Executives that is not reported in any other column of the table. The $12,517 for Mr. Bar-Adon and the $5,969 for Mr. Swanson represent moving expenses paid by the Company.

Grants of Plan-Based Awards in 2012
The table below shows all plan-based awards that the Company made during fiscal 2012 to the Named Executives:

Name	Grant Date	Estimated Possible Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)[1]	Closing Price of Stock on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory Garrabrants	8/10/2011	—	—	—	—	—	—	53,000	12.46	660,380
Andrew J. Micheletti	8/10/2011	—	—	—	—	—	—	15,000	12.46	186,900
Adriaan van Zyl	12/22/2011	—	—	—	—	—	—	1,236	16.19	20,011
	6/21/2012	—	—	—	—	—	—	1,623	18.49	30,009
Eshel Bar-Adon	2/16/2012	—	—	—	—	—	—	1,489	16.80	25,015
	6/21/2012	—	—	—	—	—	—	1,623	18.49	30,009
Brian Swanson	12/22/2011	—	—	—	—	—	—	1,853	16.19	30,000
	6/21/2012	—	—	—	—	—	—	2,434	18.49	45,005

[1]
Restricted stock grants for Mr. Garrabrants vest in one-third increments on each of the first three fiscal year-ends following the date of grant, for all others, vesting is in one-third increments on each of the first three anniversaries of the date of grant.

Outstanding Equity Awards at the end of Fiscal 2012
This table shows the equity awards that have been previously awarded to each of the Named Executives and which remained outstanding as of June 30, 2012:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Option (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Date of Grant[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]
Gregory Garrabrants	—	—	—	—	80,000	08/26/2010	1,580,800
	—	—	—	—	35,333	08/10/2011	698,180
Andrew J. Micheletti	20,000	—	10.00	6/30/2014	4,779	10/22/2009	94,433
	50,000	—	9.50	7/25/2015	30,000	08/26/2010	592,800
	20,000	—	7.35	7/24/2016	15,000	08/10/2011	296,400
Adriaan van Zyl	—	—	—	—	478	7/22/2010	9,445
	—	—	—	—	652	12/16/2010	12,884
	—	—	—	—	902	6/16/2011	17,824
	—	—	—	—	1,236	12/22/2011	24,423
	—	—	—	—	1,623	6/21/2012	32,070
Eshel Bar-Adon	—	—	—	—	1,353	6/16/2011	26,735
	—	—	—	—	1,489	2/16/2012	29,423
	—	—	—	—	1,623	6/21/2012	32,070
Brian Swanson	—	—	—	—	120	7/22/2010	2,371
	—	—	—	—	134	10/21/2010	2,648
	—	—	—	—	869	12/16/2010	17,171
	—	—	—	—	1,127	6/16/2011	22,270
	—	—	—	—	1,853	12/22/2011	36,615
	—	—	—	—	2,434	6/21/2012	48,096

[1]
Shares granted to Mr. Garrabrants vest in one-third increments on each of the first three fiscal year-ends following the date of grant, all other grants vest in one-third increments on each of the first three anniversaries of the date of grant.

[2]	The values contained in this column were calculated by multiplying the number of shares by $19.76, which was the closing price of the Company’s common stock reported on the NASDAQ on June 29, 2012.

Exercised Options and Vested Restricted Stock in Fiscal 2012
This table shows the stock options that were exercised by, and the restricted stock that vested for, each Named Executive during fiscal 2012:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gregory Garrabrants[1]	—	—	124,334	2,456,840
Andrew J. Micheletti[2]	12,500	201,625	19,779	279,135
Adriaan Van Zyl[3]	—	—	1,013	16,947
Eshel Bar-Adon[4]	—	—	675	12,292
Brian Swanson[5]	—	—	1,123	19,076

[1]
Mr. Garrabrants chose to net settle his shares upon vesting, selling back to the Company 58,038 shares of the 124,334 vested shares to cover his income tax withholding. On September 1, 2011, Mr. Garrabrants took deferred receipt of 20,750 shares that vested June 30, 2010. The value upon vesting was $292,990. He chose to net settle his shares upon issue, selling 9,310 shares back to the Company.

[2]	Mr. Micheletti chose to net settle his shares upon vesting, selling back to the Company 9,230 shares of the 19,779 vested shares to cover his income tax withholding.
[3]	Mr. Van Zyl chose to net settle his shares upon vesting, selling back to the Company 394 shares of the 1,013 vested shares to cover his income tax withholding.
[4]	Mr. Bar-Adon chose to net settle his shares upon vesting, selling back to the Company 282 shares of the 675 vested shares to cover his income tax withholding.
[5]	Mr. Swanson chose to net settle his shares upon vesting, selling back to the Company 422 shares of the 1,123 vested shares to cover his income tax withholding.

Potential Payments Upon Termination or Change in Control
This section discusses the incremental compensation that would be payable by the Company in the event of a change-in-control of the Company or a termination of employment of certain Named Executives with the Company for various described reasons, sometimes referred to in this section as a “triggering event.” In accordance with applicable SEC rules the following discussion assumes:

(a)	that the triggering event in question – death, disability, change in control or termination – occurred on June 29, 2012, the last business day of fiscal 2012; and

(b)	with respect to calculations based on the Company’s stock price, we used $19.76, which was the reported closing price of one share of the Company’s common stock on the NASDAQ on June 29, 2012.
Pursuant to applicable SEC rules, the analysis contained in this section does not consider or include payments made to a Named Executive with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms, or operation in favor of executive officers of the Company, such as employee group term life insurance. In addition, in connection with any actual termination of employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include, for example, the timing during the year of any event and the Company’s stock price.
The Company believes that severance protections can play a valuable role in attracting and retaining key executive officers. The Compensation Committee evaluates the level of severance benefits consistent with competitive practices.

The following is a general discussion of the primary categories of triggering events which apply to certain of the Company’s Named Executives.
Death or Disability
In the event of the death of the Chief Executive Officer, his beneficiary or estate shall be entitled to receive (i) the immediate vesting, to the extent not otherwise vested, of all equity incentive awards including restricted stock unit awards granted to him, (ii) his short-term cash incentive award for the period in which death occurs, prorated to the date of death, and (iii) vacation accrued, to be paid in a lump-sum within 30 days of death.
Upon the Chief Executive Officer’s receipt of a notice of termination for disability, he shall receive, at the option of the Company (i) his annual restricted stock unit award for the period in which the termination date occurs, prorated to the termination date, or (ii) an equivalent amount of cash payable in a lump-sum at termination.

In the event of the death of the Chief Financial Officer, his estate shall receive a payment of a death benefit of three times the executive’s then-current annual salary. In the event of the death or disability of the Chief Financial Officer, his estate shall receive his cash bonus for the year prorated to the date of death. All vested stock option grants at the date of death or disability may be exercised by him or his beneficiaries for a period of up to twelve (12) months after the date of death or disability.
None of the Named Executives has contributed to the Company’s Deferred Compensation Plan; therefore no payments would be made upon death, disability or any other triggering event.
Termination of Employment by the Company
For the Chief Executive Officer, in the event his employment is terminated by Company without cause, or he resigns his employment for good reason, within a period of 90 days after the occurrence of the event giving rise to good reason, he shall be entitled to (i) the immediate vesting, to the extent not otherwise vested, of all equity incentive awards including Restricted Stock Unit awards granted to him, (ii) his target Short-Term Cash Incentive Award for the period in which such termination occurs, prorated to the Termination Date to be paid in a lump sum within 30 days of termination, and (iii) payment of an amount equal to two times his then-current base salary, to be paid in lump sum within 30 days of termination.
In addition, upon Chief Executive Officer receipt from the Company of a notice of termination without cause or Company’s receipt from him of a notice of termination for good reason, he shall receive, at the option of the Company, either his annual restricted stock unit award computed pursuant to his employment agreement using a factor not less than one or an equivalent amount of cash payable in a lump-sum at termination.
For the Chief Financial Officer, in the event his employment is terminated by the Company without cause, he shall be entitled to (i) a severance payment equal to his then-current base monthly salary multiplied by twelve (12) and paid either as a lump-sum or in monthly installments, at the discretion of the Board of Directors; (ii) accelerated vesting of all unvested portions of stock option and restricted stock awards; and (iii) continuation of group medical insurance benefits to the earlier of the end of the 12-month severance period or the executive’s commencement of work for a new employer that provides group medical insurance.

Termination by Company with “Cause” or by the Executive for any Reason
"Cause" generally includes (i) failure of the executive to perform duties in a satisfactory manner, after notice thereof; (ii) conviction of illegal activity which materially adversely affects Bank’s reputation or which evidences the executive’s lack of ability to perform duties; (iii) certain crimes or dishonesty, fraud, etc. which causes termination of insurance coverage under blanket bond; or (v) actions by government bank regulators to close or take the Bank or to issue a cease and desist order to remove executive from office.
In the event the Chief Executive Officer is terminated with “cause” or in the event that he terminates his employment for any reason, his payments will generally be (i) all accrued but unpaid base salary and vacation benefits as of the termination date and (ii) any other benefits already vested as of the termination date under any of his applicable equity compensation, pension, cash incentive compensation, or similar plans in which he participated immediately prior to termination. In the event of the Chief Executive Officer resigns without good reason, he shall be entitled to payment of his Short-Term Cash Incentive Compensation earned for the period prior to resignation but unpaid at the time of resignation.
In the event the Chief Financial Officer is terminated with “cause” or in the event that he terminates his employment for any reason, his payments will generally be limited to (i) all accrued but unpaid base salary and vacation benefits as of the termination date and (ii) any other benefits already vested as of the termination date under any of his applicable equity compensation, pension, cash incentive compensation and other compensation earned subject to prorate calculations as of the termination date.

Upon a Change-in-Control of the Company
A “Change in Control” generally occurs when there is in effect a change in the ownership or control of 50% of the voting stock of the Company, whether by sale, merger or reorganization, or the ownership or control of all or substantially all of the assets are sold or transferred to a person who did not own or control the assets of the Company prior to such transaction. The exact definition varies depending upon the terms of agreement with Named Executives.
If the employment of the Chief Executive Officer is terminated, during the term of his employment agreement, if within three months before or within two years after a Change in Control, and the Company or the Company’s successor terminates him other than for cause, death or disability or the Chief Executive Officer terminates his employment other than for good reason, in either case, “a Change of Control Termination,” then:

(i) The Company shall pay him in a single severance payment as soon as practicable after the termination, but in no event later than thirty (30) days thereafter, an amount in cash equal to three times the sum of (a) his then-current base salary and (b) his target Annual Short-Term Cash Incentive Compensation Award as in effect on the termination date, plus
(ii) any unvested equity incentive award including restricted stock unit awards shall become immediately and fully vested.
Additionally, if the Chief Executive Officer receives a notice of termination and the termination when effective shall be a Change of Control Termination, the Company shall grant to him immediately upon receipt of the notice of termination, a restricted stock unit award, or if unable under the terms of extant equity compensation plan(s), an equivalent amount of cash, equal to two times his annual restricted stock compensation award for the current fiscal year, except that to the extent that the calculation factor is less than one, the amount shall be computed assuming the factor is equal to one times his annual award.
If a Change in Control occurs and the Chief Executive Officer is terminated prior to a Change in Control other than for Cause, and if such termination of employment or event was at the request, suggestion or initiative of a third party who has taken steps reasonably calculated to effect a Change in Control, then his termination shall be a Change of Control Termination and upon occurrence of the Change in Control, such officer shall be entitled to receive the payments as described above.
If the Chief Operating Officer is terminated by the Company or its successor other than for cause, with in two (2) years of a Change of Control, the Company shall (i) make a lump-sum payment of his then-current annual salary within 30 days of termination; and (ii) immediately vest as of the termination date all unvested equity incentive awards.
For all Named Executives, the Company’s Amended and Restated 1999 Stock Option Plan and the 2004 Plan (the “Plans”) provide that as of the consummation of a “corporate transaction,” all outstanding unvested stock options and unvested shares of restricted stock would generally receive accelerated vesting, but only to the extent that such awards are not assumed by the Company or substituted by the acquiring company with all existing terms and conditions, including vesting terms, remaining in effect. For this purpose, “corporate transaction” is generally defined in the plans as an acquisition of the Company by merger, consolidation, asset acquisition or stock purchase, which is generally the same as a change-in-control of the Company.
280G Tax Gross-Up
In accordance with the Chief Executive Officer’s employment agreement, if any Company payment made upon termination after a change-in-control of the Company constitutes an “excess parachute payment” under Section 280G of the Code, the Company would make a gross-up payment to the Chief Executive Officer. The gross-up payment would be equal to the amount necessary to cause the net amount retained by the Chief Executive, after subtracting (i) the excise tax imposed on “excess parachute payments” by Section 4999 of the Code, and (ii) any federal, state and local income taxes, FICA tax, and the Section 4999 excise tax on the gross-up payment, to be equal to the net amount the he would have retained had no Section 4999 excise tax been imposed and no Company gross-up payment been made. The amount of the Gross-Up Payment in no event shall exceed five hundred thousand ($500,000).

The following tables summarize the approximate value of termination payments and benefits that certain Named Executives would have received if their employment had been terminated on June 30, 2012 under the circumstances specified or if there was a change of control on June 30, 2012:
Gregory Garrabrants – Chief Executive Officer

				Termination After Change-in-Control[5,6]
	A	B	C	D	E
Type of Benefit	Death or Disability ($)	Termination before a Change- in-Control by Company without Cause ($)	Upon a Change-in- Control ($)[5]	Termination by Company for Any Reason or by Executive with Good Reason ($)	Termination by Executive without Good Reason ($)
Cash Severance[1]	366,346	1,116,346	—	1,997,596	366,346
Option Vesting[2]	—	—	—	—	—
Restricted Stock Vesting[3]	2,607,289	2,607,289	2,607,289	2,529,280	—
280G Tax Gross Up4	—	—	—	500,000	—
Total Value Upon Event	2,973,635	3,723,635	2,607,289	5,026,876	366,346

Total Value Upon CIC and Termination Events in Column D (Column C+D)				7,634,165

Total Value Upon CIC and Termination Event in Column E (Column C+E)					2,973,635

[1]
Mr. Garrabrants’ employment agreement provides for a lump sum cash payment in the amount of two times his annual salary, in the event we terminate his employment, without cause, prior to a change-in-control; or three times his annual salary and target bonus if within two years following a change-in-control, our successor terminates his employment for any reason or by Mr. Garrabrants for good reason. He is also entitled to any accrued vacation and his annual cash incentive award. Column D includes an additional amount equal to three times the amount of the annual target cash incentive award.

[2]	The value of stock option vesting reflected in the table is zero because Mr. Garrabrants’ does not have any stock options.
[3]
The value of restricted stock vesting was calculated by multiplying the number of unvested shares of 80,000, 35,333 and 64,000 by $11.28, $12.46 and $19.76, respectively. In the case of termination after a change in control, an additional increment of 64,000 shares times two multiplied by $19.76 is payable.

[4]
Mr. Garrabrants’ employment agreement provides that if any Company payments made upon termination after a change-in-control of the Company constitutes a “parachute payment” under Section 280G of the Code, the Company would make a gross-up payment to Mr. Garrabrants. The gross-up payment would be equal to the amount necessary to cause the net amount retained by Mr. Garrabrants, after subtracting (i) the parachute payment excise tax imposed by Section 4999 of the Code, and (ii) any federal, state and local income taxes, FICA tax, and the Section 4999 excise tax on the gross-up payment, to be equal to the net amount Mr. Garrabrants would have retained had no Section 4999 excise tax been imposed and no Company gross-up payment been made. The maximum gross-up payment under his contract is $500,000.

[5]
These columns assume the vesting of all unvested stock options and restricted stock accelerated on the consummation of the change-in-control as provided in the Company’s Plans and there was no assumption or substitution of unvested stock options and restricted stock by the acquiring company.

[6]
For a change-in-control and subsequent termination of Mr. Garrabrants’ employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

Andrew J. Micheletti – Chief Financial Officer

				Termination After Change-in-Control[5,6]
	A	B	C	D	E
Type of Benefit	Death or Disability ($)	Termination before a Change- in-Control by Company without Cause($)	Upon a Change-in- Control($)[5]	Termination by Company for Any Reason or by Executive with Good Reason($)	Termination by Executive without Good Reason($)
Cash Severance[1]	728,442	300,442	—	300,442	86,442
Option Vesting[2]	—	—	—	—	—
Restricted Stock Vesting[3]	502,197	502,197	502,197	—	—
280G Tax Gross Up4	—	—	—	—	—
Total Value Upon Event	1,230,639	802,639	502,197	300,442	86,442

Total Value Upon CIC and Termination Events in Column D (Column C+D)				802,639

Total Value Upon CIC and Termination Event in Column E (Column C+E)					588,639

[1]
Mr. Micheletti’s employment agreement provides for a lump sum cash payment in the amount of three times his annual salary, in the event of death and one time annual salary if we terminate his employment. He is also entitled to any accrued vacation and a prorated annual cash incentive award.

[2]
Mr. Micheletti’s employment agreement provides for the acceleration of vesting of stock options and restricted stock upon his termination (i) by us for any reason other than for cause preceding a change-in-control, or (ii) after a change-in-control, by our successor (assuming the vesting of his options and stock does not accelerate on the closing of the change-in-control). As of June 30, 2012, all options were fully vested.

[3]
The value of restricted stock vesting was calculated by multiplying the number of unvested shares of 4,779 by $8.37, less $27,591 already expensed, unvested shares of 30,000 by $11.28, less $143,110 already expensed , unvested shares of 15,000 by $12.46, less $55,422 already expensed and unvested shares of 8,250 by $19.76

[4]	Not applicable.
[5]
These columns assume that the vesting of stock options and restricted stock accelerated on the consummation of the change-in-control. This assumes that the acquiring company does not assume such awards.

[6]
For a change-in-control and subsequent termination of Mr. Micheletti’s employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

Adriaan van Zyl – Chief Operating Officer

				Termination After Change-in-Control[5,6]
	A	B	C	D	E
Type of Benefit	Death or Disability ($)	Termination before a Change- in-Control by Company without Cause($)	Upon a Change-in- Control($)[5]	Termination by Company for Any Reason or by Executive with Good Reason($)	Termination by Executive without Good Reason($)
Cash Severance[1]	24,807	24,807	—	244,807	24,807
Option Vesting[2]	—	—	—	—	—
Restricted Stock Vesting[3]	70,237	—	70,237	—	—
280G Tax Gross Up4	—	—	—	—	—
Total Value Upon Event	95,044	24,807	70,237	244,807	24,807

Total Value Upon CIC and Termination Events in Column D (Column C+D)				315,044

Total Value Upon CIC and Termination Event in Column E (Column C+E)					95,044

[1]
Mr. van Zyl’s employment agreement provides for a lump sum cash payment in the amount of his annual salary if we terminate his employment, without cause, after a change-in-control. In addition, any accrued vacation is paid out.

[2]	The value of stock option vesting reflected in the table is zero because Mr. van Zyl does not have any stock options.
[3]
The value of restricted stock vesting was calculated by multiplying the number of unvested shares of 478 by $13.97, less $3,139 already expensed, unvested shares of 652 by $15.36, less $2,697already expensed, vested shares of 902 by $14.80, less $256 already expensed, unvested shares of 1,236 by $16.19 less $3,487 already expensed and unvested shares of 1,623 by $18.49 less $247 already expensed.

[4]	Not applicable.
[5]
These columns assume that the vesting of stock options and restricted stock accelerated on the consummation of the change-in-control. This assumes that the acquiring company does not assume such awards.

[6]
For a change-in-control and subsequent termination of Mr. van Zyl’s employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

Eshel Bar-Adon – Chief Legal Officer

				Termination After Change-in-Control[5,6]
	A	B	C	D	E
Type of Benefit	Death or Disability ($)	Termination before a Change- in-Control by Company without Cause($)	Upon a Change-in- Control($)[5]	Termination by Company for Any Reason or by Executive with Good Reason($)	Termination by Executive without Good Reason($)
Cash Severance[1]	10,106	200,106	—	200,106	10,106
Option Vesting[2]	—	—	—	—	—
Restricted Stock Vesting[3]	71,337	71,337	71,337	—	—
280G Tax Gross Up4	—	—	—	—	—
Total Value Upon Event	81,443	271,443	71,337	200,106	10,106
Total Value Upon CIC and Termination Events in Column D (Column C+D)				271,443
Total Value Upon CIC and Termination Event in Column E (Column C+E)					81,443

[1]
Mr. Bar-Adon's employment agreement provides for a lump sum cash payment in the amount of one time annual salary if we terminate his employment, without cause, prior to or after a change-in-control, by our successor change-in-control. In addition, any accrued vacation is paid out.

[2]	The value of stock option vesting reflected in the table is zero because Mr. Bar-Adon does not have any stock options.
[3]
The value of restricted stock vesting was calculated by multiplying the number of unvested shares of 1,353 by $14.80, less $383 already expensed, unvested shares of 1,489 by $16.80, less $3,081 already expensed and unvested shares of 1,623 by $18.49, less $247 already expensed.

[4]	Not applicable.
[5]
These columns assume that the vesting of stock options and restricted stock accelerated on the consummation of the change-in-control. This assumes that the acquiring company does not assume such awards.

[6]
For a change-in-control and subsequent termination of Mr. Bar-Adon’s employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

Brian Swanson – Senior Vice President

				Termination After Change-in-Control[5,6]
	A	B	C	D	E
Type of Benefit	Death or Disability ($)	Termination before a Change- in-Control by Company without Cause($)	Upon a Change-in- Control($)[5]	Termination by Company for Any Reason or by Executive with Good Reason($)	Termination by Executive without Good Reason($)
Cash Severance[1]	10,769	10,769	—	10,769	10,769
Option Vesting[2]	—	—	—	—	—
Restricted Stock Vesting[3]	97,503	—	97,503	—	—
280G Tax Gross Up4	—	—	—	—	—
Total Value Upon Event	108,272	10,769	97,503	10,769	10,769
Total Value Upon CIC and Termination Events in Column D (Column C+D)				108,272
Total Value Upon CIC and Termination Event in Column E (Column C+E)					108,272

[1]	Accrued vacation is paid out.
[2]	The value of stock option vesting reflected in the table is zero because Mr. Swanson does not have any stock options.
[3]
The value of restricted stock vesting was calculated by multiplying the number of unvested shares of 120 by $13.97, less $785 already expensed, unvested shares of 134 by $12.49, less $580 already expensed, unvested shares of 869 by $15.36, less $3,597 already expensed, unvested shares of 1,127 by $14.80, less $320 already expensed, unvested shares of 1,853 by $16.19, less $5,228 already expensed and unvested shares of 2,434 by $18.49, less $370 already expensed.

[4]	Not applicable.
[5]
These columns assume that the vesting of stock options and restricted stock accelerated on the consummation of the change-in-control. This assumes that the acquiring company does not assume such awards.

[6]
For a change-in-control and subsequent termination of Mr. Swansons’s employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

Compensation Committee Interlocks and Insider Participation
Members of the Compensation Committee. The members of the Compensation Committee in 2012 were Paul Grinberg, its Chair, Theodore C. Allrich and John Gary Burke, each of whom was determined by the Board of Directors to be independent within the meaning of that term in the NASDAQ’s listed company rules.
No Interlocks. No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as members of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with Company management. Based upon such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,
The Compensation Committee of the Board of Directors
Paul Grinberg, Chairman
Theodore C. Allrich
John Gary Burke

RELATED TRANSACTIONS AND OTHER MATTERS
Related Party Transaction Policy and Procedures
Pursuant to the Company’s Related Party Transaction Policy and Procedures, the Company’s Board of Directors is responsible for reviewing and approving or ratifying all related party transactions that are subject to such policy. This policy applies to certain transactions involving over $100,000 in any calendar year with related parties, which includes our officers, directors and director nominees, and members of their immediate family. The policy also applies to certain transactions with Company stockholders who own more than 5% of the Company’s stock. In determining whether to approve or ratify a related party transaction, the Board of Directors will take into account material facts of the transaction, including whether it is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. The Bank offers an employee loan program available to all directors, officers and employees on a non-discriminatory basis under which each eligible employee may obtain home loans for terms of 10 years to 30 years at interest rates that are below market rates on loans made to persons unaffiliated with the Bank and the Company, provided the loan is supported by more collateral than that normally provided by unaffiliated borrowers.
Transactions with Our Directors
In the ordinary course of its business and subject to applicable banking regulations, the Bank makes loans to and engages in other banking transactions with its directors, officers and employees and their associates. Such loans and other banking transactions are generally made on the same terms as those prevailing at the time for comparable transactions with persons of comparable creditworthiness that have no affiliation with the Company or the Bank. Loans are made only to persons affiliated with the Company and the Bank if they do not involve more than the normal risk of collectability of loans made to non-affiliated persons and if they do not present any other unfavorable features. As discussed above, the Bank offers an employee loan program available to all directors, officers and employees on a non-discriminatory basis under which each eligible employee may obtain home loans for terms of 10 years to 30 years at interest rates that are below market rates on loans made to persons unaffiliated with the Bank and the Company, provided the loan is supported by more collateral than that normally provided by unaffiliated borrowers. Loans to all directors, executive officers and employees who elected to participate in this program totaled approximately $17.6 million at June 30, 2012. All loans to directors, executive officers and employees were performing in accordance with their terms at June 30, 2012. There were no new related party loans granted during the fiscal year ended June 30, 2012, and six interest rate modifications of existing loans for $9,393. Total principal payments on related party loans were $240

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the related rules and regulations, our directors and executive officers are required to file reports of their ownership, and any changes in that ownership, with the SEC. Based solely on our review of the copies of such forms and certifications furnished to us, we believe that all of our directors and executive officers complied with all Section 16(a) filing requirements applicable to them during the 2012 fiscal year, except as follows: Director Allrich filed one Form 4 late reporting the vesting and issue of restricted stock units and one Form 4 late reporting the sale of our common stock; Director Argalas filed one Form 3 late and one Form 4 late reporting the award of restricted stock units; Director Burke filed one Form 4 late reporting the vesting and issue of restricted stock units; Director Englert filed one Form 4 late reporting the vesting and issue of restricted stock units and one Form 4 late reporting the sale of our common stock; Director Grinberg filed one Form 4 late reporting the vesting and issue of restricted stock units.

COMPANY STOCK PERFORMANCE
The following graph compares the stock performance of our common stock, after our initial public offering starting July 1, 2005 through June 30, 2012, with that of (i) the companies included in the U.S. NASDAQ Index, and (ii) the banks included in the ABAQ NASDAQ Community Bank Index (ABAQ).
The graph assumes $100 is invested in BofI common stock on July 1, 2005 and in U.S. NASDAQ Index and ABAQ Index. The indexes assume reinvestment of dividends.

	Jun-05	Sep-05	Dec-05	Mar-06	Jun-06	Sep-06	Dec-06	Mar-07	Jun-07	Sep-07
BofI	$100.00	$97.57	$88.50	$82.96	$88.38	$71.90	$76.66	$78.76	$80.09	$81.75
NASDAQ	100.00	104.77	107.51	114.05	106.32	110.46	118.09	118.27	126.72	130.75
ABAQ	100.00	100.73	102.92	109.22	108.60	111.70	116.68	111.02	105.96	102.81

	Dec-07	Mar-08	Jun-08	Sep-08	Dec-08	Mar-09	Jun-09	Sep-09	Dec-09	Mar-10
BofI	$79.09	$66.48	$81.75	$71.79	$52.54	$59.73	$67.37	$93.14	$110.62	$154.09
NASDAQ	128.09	110.32	110.85	103.09	78.36	75.91	90.73	105.01	112.63	119.07
ABAQ	90.02	88.59	71.80	87.15	74.68	55.31	55.50	60.54	60.34	67.93

	Jun-10	Sep-10	Dec-10	Mar-11	Jun-11	Sep-11	Dec-11	Mar-12	Jun-12
BofI	$156.19	$131.31	$171.57	$171.68	$159.4	$148.89	$179.76	$188.94	$218.58
NASDAQ	105.55	118.67	133.67	140.22	140.71	123.73	134.10	159.81	152.97
ABAQ	61.68	60.02	67.26	68.24	66.47	44.31	51.72	58.54	57.65

ITEM 2. VOTE ON THE RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to advise the Company about the appointment of Crowe Horwath LLP (“Crowe”) as the Company’s independent accountants for fiscal year 2013. If the stockholders fail to recommend the appointment, the Audit Committee will reconsider its appointment of Crowe. The Audit Committee may, without stockholder approval, reconsider its appointment of Crowe.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF CROWE HORWATH LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
INDEPENDENT PUBLIC ACCOUNTANTS
Crowe serves as the Company’s independent auditor and has conducted the audit of the Company’s consolidated financial statements for the fiscal year ended June 30, 2012. The Audit Committee’s Charter provides that the Audit Committee must pre-approve services to be performed by the Company’s independent registered public accounting firm. The Audit Committee approved the engagement of Crowe to serve as the Company’s independent auditor to conduct the audit of the Company’s consolidated financial statements for the fiscal year ended June 30, 2012.
A representative of Crowe will be present at the Annual Meeting, with the opportunity to make a statement if so desired, and will be available to respond to appropriate questions submitted to the Secretary of the Company in advance of the Annual Meeting.
The following table contains information regarding the aggregate fees charged to the Company by Crowe for audit services rendered in connection with the audited consolidated financial statements and reports for the 2012 and 2011 fiscal years.

	Fees Charged
Nature of Services	2012	2011
Audit fees[1]	$322,250	$195,000
Audit-related fees[2]	53,900	45,000
Tax fees[3]	11,150	24,000
	$387,300	$264,000

[1]
Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of interim consolidated financial statements included in quarterly reports and services that are normally provided by Crowe.

[2]
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

[3]	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.
The Audit committee has concluded that the provision for non-audit services listed above is compatible with maintaining the independence of Crowe.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is composed of three directors. All of the members of the Audit Committee have been found by the Board of Directors to be both independent and financially literate as required by the listing standards of the NASDAQ. In addition, the Board has determined that Mr. Grinberg is an Audit Committee Financial Expert under the rules of the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors.
The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company. The primary responsibilities of the Audit Committee are to oversee and monitor the integrity of the Company’s financial reporting process, financial statements and systems of internal controls; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications, independence and performance; and the performance of the Company’s internal audit function. The Audit Committee is responsible for the selection, retention, supervision and termination of (i) the general auditor, including reviewing the adequacy of the authority, responsibilities and functions of the Company’s internal audit department, and (ii) the independent auditor, including resolving disagreements between management and the independent auditor. The general auditor and the independent auditor report directly to the Audit Committee.
The Audit Committee is not responsible for conducting reviews of auditing or accounting procedures. Management has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process. The Company’s independent auditor is responsible for auditing and reporting on the conformity of the Company’s consolidated financial statements to accounting principles generally accepted in the United States, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent auditor on the basis of the information it receives, discussions with the independent auditor and the experience of the Audit Committee’s members in business, financial and accounting matters.
In this context, the Audit Committee hereby reports as follows:
1. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management;
2. The Audit Committee has discussed with the independent auditor the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T;
3. The Audit Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Accounting Oversight Board in Rule 3600T, and has discussed with the independent auditor the independent auditor’s independence; and
4. Based on the review and discussions referred to in paragraphs one through three above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 for filing with the SEC.

Respectfully submitted,
The Audit Committee of the Board of Directors
Paul Grinberg, Chairman

ANNUAL REPORT TO STOCKHOLDERS
The Annual Report to Stockholders, including Form 10-K for the Company for the fiscal year ended June 30, 2012 is being mailed concurrently with this Proxy Statement to all stockholders of record as of September 10, 2012. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. ADDITIONAL COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2012 WILL BE PROVIDED (WITHOUT EXHIBITS) TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, BOFI HOLDING, INC., 4350 LA JOLLA VILLAGE DRIVE, SUITE 140, SAN DIEGO, CA 92122. This Proxy Statement and our Annual Report on Form 10-K for the year ended June 30, 2012, are also available at our website, www.bofiholding.com and from the SEC at its website, www.sec.gov.
SEC rules allow a single copy of the proxy materials or the notice of internet availability of proxy materials to be delivered to multiple stockholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or our agent, Broadridge, if you hold registered shares. You can notify Broadridge by sending a written request to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or by calling Broadridge at (800) 542-1061.
STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING
Under SEC Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2013 Annual Meeting of Stockholders must provide the Company with a written copy of that proposal by no later than 120 days before the first anniversary of the release of Company’s proxy materials for the 2012 Annual Meeting. However, if the date of our Annual Meeting in 2013 changes by more than 30 days from the date on which our 2012 Annual Meeting is held, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2013 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Securities Exchange Act of 1934, and the rules of the SEC thereunder and other laws and regulations to which interested stockholders should refer.
Our Corporate Secretary must receive timely stockholder proposals or nominations in writing at the executive offices of the Company at 4350 La Jolla Village Drive, Suite 140, San Diego, California 92122, Attention: Corporate Secretary.

OTHER MATTERS
We are not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors,

Gregory Garrabrants
President and Chief Executive Officer
September 19, 2012

AUDIT COMMITTEE CHARTER OF
BOFI HOLDING, INC.

Approved: August 16, 2012

Purposes, Authority & Funding

The audit committee (the "Committee") of the board of directors (the "Board") of BofI Holding, Inc. and its subsidiaries, a Delaware corporation (the "Company"), is appointed by the Board for the purpose of overseeing the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements, and overseeing and monitor the role of the Internal Audit function. In so doing, the Committee shall endeavor to maintain free and open communication between the Company’s directors, independent auditor and financial management.

The Committee shall have the authority to retain independent legal, accounting or other advisers as it determines necessary to carry out its duties and, if necessary, to institute special investigations. The Committee may request any officer or employee of the Company, or the Company’s outside counsel or independent auditor, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Further, the Committee may request any such officer, employee, outside counsel or independent auditor to provide any pertinent information to the Committee or to any other person or entity designated by the Committee.

The Company shall provide the Committee with appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for the payments of: (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) compensation to any independent advisers retained by the Committee in carrying out its duties; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Committee Membership

The members of the Committee (the "Members") shall be appointed by the Board and shall serve at the discretion of the Board. The Committee shall consist of at least three (3) Members, each of which shall be a member of the Board. The following membership requirements shall also apply:

i. each Member must be "independent" as defined in NASD Marketplace Rule 4200(a)(15);
ii. each Member must meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the Securities and Exchange Act of 1934, as amended (the "Act"), subject to the exemptions provided in Rule 10A-3(c) under the Act;
iii. each Member must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years;
iv. each Member must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement; and
v. at least one (1) Member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in such Member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Notwithstanding subparagraph (i) above, one (1) director who (a) is not independent as defined in NASD Marketplace Rule 4200, (b) meets the criteria set forth in Section 10A(m)(3) under the Act and the rules promulgated thereunder and (c) is not a current officer or employee of the Company or Family Member (as defined in NASD Marketplace Rule 4200(a)(14)) of such an officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the Company’s next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A Member appointed under the exception set forth in the preceding sentence must not serve longer than two (2) years and must not serve as chairperson of the Committee.

If a current Member of the Committee ceases to be independent under the requirements of subparagraphs (i) and (ii) above for reasons outside the Member’s reasonable control, the affected Member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the failure to comply with those requirements; provided that when relying on the exception set forth in this sentence the Committee shall cause the Company to provide notice to NASD immediately upon learning of the event or circumstance that caused the non-compliance. Further, if the Committee fails to comply with the requirements set forth in this "Committee Membership" section of the Charter due to one vacancy on the Committee, and the cure period set forth in the preceding sentence is not otherwise being relied upon for another Member, the Company will have until the earlier of its next annual stockholders meeting or one year from the occurrence of the event that caused the failure to comply with the requirements to rectify such non-compliance; provided, that when relying on the exception set forth in this sentence the Committee shall cause the Company to provide notice to NASD immediately upon learning of the event or circumstance that caused the non-compliance.

Duties & Responsibilities

In fulfilling its purposes as stated in this Charter, the Committee shall undertake the specific duties and responsibilities listed below and such other duties and responsibilities as the Board shall from time to time prescribe, and shall have all powers necessary and proper to fulfill all such duties and responsibilities. Subject to applicable Board and stockholder approvals, the Committee shall:

Financial Statement & Disclosure Matters

1.
Review available policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the SEC and the National Association of Securities Dealers applicable to Nasdaq-listed issuers;

2.	Oversee the Company’s accounting and financial reporting processes;

3.	Oversee audits of the Company’s financial statements;

4.
Review with the Company’s independent auditor, management and internal auditors any information regarding "second" opinions sought by management from an independent auditor with respect to the accounting treatment of a particular event or transaction;

5.
Review and discuss reports from the Company’s independent auditor regarding: (a) all critical accounting policies and practices to be used by the Company; (b) all alternative treatments of financial information within GAAP that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

6.	Review all certifications provided by the Company’s principal executive officer and principal financial officer pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act;

7.
Review and discuss with management and the Company’s independent auditor the Company’s financial statements (including disclosures made under "Management’s Discussion and Analysis of Financial Condition and Results of Operations") prior to the filing with the SEC of any report containing such financial statements;

8.
If deemed appropriate, recommend to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for the last fiscal year; Matters Regarding Oversight of the Company’s Independent Auditor

9.
Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; provided also that each such registered public accounting firm shall report directly to the Committee;

10.
Receive and review a formal written statement and letter from the Company’s independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, as may be modified or supplemented;

11.	Actively engage in a dialogue with the Company’s independent auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent auditor;

12.	Take, or recommend that the Board take, appropriate action to oversee and ensure the independence of the Company’s independent auditor;

13.	Establish clear policies regarding the hiring of employees and former employees of the Company’s independent auditors;

14.
Establish policies and procedures for review and pre-approval by the Committee of all audit services and permissible non-audit services (including the fees and terms thereof) to be performed by the Company’s independent financial auditor, with exceptions provided for de minimis amounts under certain circumstances as permitted by law; provided, that: (a) the Committee may delegate to one (1) or more Members the authority to grant such pre-approvals if the pre-approval decisions of any such delegate Member(s) are presented to the Committee at its next-scheduled meeting; and (b) all approvals of non-audit services to be performed by the independent financial auditors must be disclosed in the Company’s applicable periodic reports;

15.
Ensure that the Company’s independent auditor: (a) has received an external quality control review by an independent public accountant ("peer review") that determines whether the independent auditor’s system of quality control is in place and operating effectively and whether established policies and procedures and applicable auditing standards are being followed; or (b) is enrolled in a peer review program and within 18 months receives a peer review that meets acceptable guidelines in accordance with NASD requirements;

16.	Meet with the Company’s independent auditor prior to its audit to review the planning and staffing of the audit;

17.	Discuss with the Company’s independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, relating to the conduct of the audit;

18.
Oversee the rotation of the lead (or coordinating) audit partner of the Company’s independent auditor having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least every five (5) years;

Matters Regarding Oversight of the Company's Internal Audit Function

19.
Review the Company's annual audited financial statements with management, including a review of major issues regarding accounting and auditing principles and practices, and evaluate the adequacy and effectiveness of internal controls that could significantly affect the Company's financial statements, as well as the adequacy and effectiveness of the Company's disclosure controls and procedures and management's reports thereon;

20.	Review major changes to the Company's auditing and accounting principles and practices as suggested by the Company's independent auditor, internal auditors or management;

21.	Review the appointment of, and any replacement of, the Company's senior internal auditing executive;

22.	Review the significant reports to management prepared by the Company's internal auditing department and management's responses;

23.	Review and approve any outsourcing of the internal audit function to include selection of vendor, fees paid, and areas to be audited;
Matters Regarding Oversight of Compliance Responsibilities

24.
Obtain reports from the Company's management, senior internal auditing executive and independent auditor that the Company's subsidiaries and foreign affiliated entities are in compliance with applicable legal requirements, including the Foreign Corrupt Practices Act;

25.
Establish procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

26.
Review reports prepared by Management concerning all related party transactions for potential conflict of interest situations on an ongoing basis and approve all such transactions (if such transactions are not approved by another independent body of the Board);

27.
Review and address any concerns regarding potentially illegal actions raised by the Company's independent auditor pursuant to Section 10A(b) of the Act, and cause the Company to inform the SEC of any report issued by the Company's independent auditor to the Board regarding such conduct pursuant to Rule 10A-1 under the Act;

28.	Obtain from the Company's independent auditor assurance that it has complied with Section 10A of the Act;

Additional Duties & Responsibilities

29.	Review and reassess the adequacy of this Charter annually;

30.	Report regularly to the Board with respect to the Committee’s activities and make recommendations as appropriate;

31.
Review with the Company’s outside counsel and internal legal counsel any legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies;

32.	Take any other actions that the Committee deems necessary or proper to fulfill the purposes and intent of this Charter.

While the Committee has the responsibilities, duties and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Rather, those duties are the responsibility of management and the independent auditor. Nothing contained in this Charter is intended to alter or impair the operation of the "business judgment rule" as interpreted by the courts under the State of Delaware. Further, nothing contained in this Charter is intended to alter or impair the right of the Members to rely, in discharging their duties and responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by its officers or employees or by outside experts and advisers such as the Company’s independent auditor.

Structure & Meetings

The Committee shall conduct its business and meetings in accordance with this Charter, the Company’s bylaws and any direction set forth by the Board. The chairperson of the Committee shall be designated by the Board or, in the absence of such a designation, by a majority of the Members. The designated chairperson shall preside at each meeting of the Committee and, in consultation with the other Members, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. In the absence of the designated chairperson at any meeting of the Committee, the Members present at such meeting shall designate a chairperson pro tem to serve in that capacity for the purposes of such meeting (not to include any adjournment thereof) by majority vote. The chairperson (other than a chairperson pro tem) shall ensure that the agenda for each meeting is distributed to each Member in advance of the applicable meeting.

The Committee shall meet as often as it determines to be necessary and appropriate, but not less than quarterly each year. The Committee may establish its own schedule, provided that it shall provide such schedule to the Board in advance. The chairperson of the Committee or a majority of the Members may call special meetings of the Committee upon notice as is required for special meetings of the Board in accordance with the Company’s bylaws. A majority of the appointed Members, but not less than two (2) Members, shall constitute a quorum for the transaction of business. Members may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

The Committee may meet with any person or entity in executive session as desired by the Committee. The Committee shall meet with the Company’s independent auditors, at such times as the Committee deems appropriate, to review the independent auditor’s examination and management report. Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all Members consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Committee. The Committee may form and delegate authority to subcommittees when appropriate.

Minutes

The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.

PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
2012 ANNUAL MEETING OF STOCKHOLDERS
BofI Holding, Inc.
November 8, 2012
The undersigned hereby appoints James S. Argalas and James J. Court or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of BofI Holding, Inc. (the “Company”) to be held November 8, 2012 at 11:00 AM, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

1
Election of Directors. To elect the following three nominees to serve as Class II directors for a three-year term until the 2015 Annual Meeting of Stockholders and until their successors are elected and have qualified:

Jerry Englert	Gregory Garrabrants	Paul Grinberg

¬ FOR all nominees listed	¬ WITHHOLD AUTHORITY for all nominees listed	¬ FOR all nominees listed EXCEPT:*

*	Instruction: To withhold authority to vote for some nominees, mark this box and write the name(s) of the nominee(s) you are withholding authority for in the space provided below.

2	Ratification of Independent Registered Public Accounting Firm. Vote to ratify the selection of Crowe Horwath LLP as the Company’s independent accountants for fiscal year 2013.

¬ FOR	¬ AGAINST	¬ ABSTAIN

3	Other Business. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board recommends that you vote as follows: Item 1 - FOR the election of all nominees for directors; Item 2 - FOR the vote to ratify the appointment of Crowe Horwath LLP as the Company’s independent accountants. This proxy, when properly executed, will be voted in the manner you direct. WHEN NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the accompanying proxy statement.
Date and sign exactly as name(s) appear(s) on this proxy. If you are signing for an estate, a trust, a corporation or other type of entity, your title or capacity should be stated. If shares are held jointly, each holder should sign.

Date:		2012

Signature

Signature

D I R E C T I O N S
BOFI HOLDING, INC.
ANNUAL MEETING OF STOCKHOLDERS
November 8, 2012, 11:00 a.m.

4350 La Jolla Village Drive
Conference Center - Suite 250
San Diego, California 92122
Please park in the West Parking structure. Your parking tickets will be validated at the Annual Meeting registration table.

Executive Dr
Executive Dr
Executive Dr
4300
Pacific Western
Genesee Ave
Genesee Ave
Genesee Ave
Genesee Ave
CBRE San Diego Commercial Real Estate
DLA Piper LLP
Specialty's Cafe and Bakery
Executive Square
A
Turley
Commercial
Entrance
BOFI CORPORATE HEADQUARTERS
Harry's Bar and American Grill
Re/Max United
California Bank & Trust
La Jolla Village Dr
La Jolla Village Dr
La Jolla Village Dr
La Jolla Village Dr
4377
9201

From the South	From the North
Take 805 North Exit Miramar Road/La Jolla Village Dr. Go left or West Turn Right onto Genesee Ave Turn Right onto Executive Square Follow driveway up and veer left, parking garage entrance on left.	Take 805 South Exit Miramar Road/La Jolla Village Dr. Go Right or West Turn Right onto Genesee Ave Turn Right onto Executive Square Follow driveway up and veer left, parking garage entrance on left